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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
WORLD FUEL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:

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WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 29, 2015

April 14, 2015

                Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on May 29, 2015, at 8:00 a.m., Eastern Time, at our offices at 9800 Northwest 41st Street, Miami, Florida 33178 for the following purposes:

    1.
    To elect as directors the nine nominees named in the attached proxy statement;

    2.
    To conduct a non-binding, advisory vote on executive compensation;

    3.
    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2015 fiscal year; and

    4.
    To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

                These matters are more fully discussed in the accompanying proxy statement.

                Shareholders of record at the close of business on April 2, 2015 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors WORLD FUEL SERVICES CORPORATION R. Alexander Lake, Jr. Senior Vice President, General Counsel and Corporate Secretary

                We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2014 on or about April 14, 2015.

Our proxy statement and annual report are available online at: www.proxyvote.com

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

 PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2015

                The proxy materials listed below are available to you at www.proxyvote.com. You will need your 12-digit control number found on your proxy card, voter instruction form or Notice of Internet Availability to access these materials:

    •
    our annual report for the fiscal year ended December 31, 2014;

    •
    our 2015 proxy statement (including all attachments thereto);

    •
    the proxy card; and

    •
    any amendments to the foregoing materials that are required to be furnished to shareholders.

                Among other things, this proxy statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to the shareholders; and (iii) information concerning voting for these matters at the meeting.

INTRODUCTION

                This proxy statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by the Board of Directors, or the "Board", for the 2015 annual meeting of shareholders, or the "Annual Meeting". The terms "World Fuel", "Company," "we," "our" and "us" used in this proxy statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

                We are utilizing the Securities and Exchange Commission, or SEC, rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 14, 2015, we sent our shareholders at the close of business on April 2, 2015 a Notice of Internet Availability of Proxy Materials for the Annual Meeting, which we refer to as the "Notice". The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

 QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Date, Time and Place of the Annual Meeting?

                Our Annual Meeting will be held on Friday, May 29, 2015, at 8:00 a.m., Eastern Time, at our offices at 9800 Northwest 41st Street, Miami, Florida 33178.

What am I Being Asked to Vote On and What is the Board Recommendation?

                At the Annual Meeting you will be asked to vote on the following three proposals. Our Board recommendation for each of these proposals is set forth below:

	Proposal	Board Recommendation
1.	To elect nine directors each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified.	FOR each Director Nominee
2.	To approve on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below.	FOR
3.	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered certified public accounting firm for the 2015 fiscal year.	FOR

                You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who Is Entitled to Vote at the Annual Meeting?

                Only holders of record of our common stock at the close of business on April 2, 2015, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 72,180,879 shares of our common stock were issued and outstanding and were held by approximately 342 holders of record.

What Is the Difference Between a Shareholder of Record and a Beneficial Owner?

                If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the "shareholder of record."

                If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a "nominee", you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What Do I Need to Bring with Me in Order to Attend the Annual Meeting?

                If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

                If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker, trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on April 2, 2015 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

What Are the Voting Rights of Our Shareholders?

                Our shareholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. For example, if you owned 100 shares of our common stock at the close of business on April 2, 2015, you can cast 100 votes for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What Constitutes a Quorum?

                A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting in person or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What Are "Broker Non-Votes" and How Are They Treated?

                A "broker non-vote" occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or "NYSE", allow brokers the discretionary authority to vote your shares with respect to "routine" matters but not "non-routine" matters.

                The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker non-vote will have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Non-Binding, Advisory Resolution on Executive Compensation	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes

                If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How Are Abstentions Treated?

                Abstentions will not be counted as votes cast in the final tally of votes with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Will My Shares Be Voted if I Do Not Provide My Proxy?

                If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to "routine" matters (as described above under the caption "What Are "Broker Non-Votes" and How Are They Treated?") even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How Do I Vote?

To Vote by Internet, Telephone or Mail:

                You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

    •
    To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

    •
    To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.

    •
    If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:

      1)
      By Internet: by visiting www.proxyvote.com

      2)
      By phone: by using the phone number listed on the Notice.

                To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on May 28, 2015.

To Vote in Person:

                If your shares are registered in your name, you must bring a valid photo identification and deliver your completed proxy card or ballot in person.

                If you hold your shares in "street name," you will need to bring a valid photo identification to the Annual Meeting and obtain a legal proxy from your bank, broker or other nominee to vote the shares that are held for your benefit, attach such legal proxy to your completed proxy card and deliver it in person.

What Vote Is Required for the Proposals?

Proposal	Description of Votes Needed
Election of Directors	The nine nominees for election as directors will be elected by a "plurality" of the votes cast at the Annual Meeting. This means that the nine nominees who receive the highest number of "FOR" Votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Withhold votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. See page 7 of this proxy statement for additional information about our director resignation policy in uncontested elections.
Non-Binding, Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.
Ratification of Independent Registered Certified Public Accounting Firm
The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PwC as our independent registered public accounting firm for the 2015 fiscal year.

How Will My Proxy Holder Vote?

                The enclosed proxy designates Michael J. Kasbar, our Chairman, President and Chief Executive Officer and Paul H. Stebbins, Chairman Emeritus, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal
Election of Directors	FOR each Director Nominee
Non-Binding, Advisory Vote on Executive Compensation	FOR
Ratification of Independent Registered Certified Public Accounting Firm	FOR

What Happens if Additional Matters are Presented at the Annual Meeting?

                Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will vote in accordance with the recommendation of our Board, "FOR" or "AGAINST" such other matters.

Can I Change My Vote After I Have Voted?

                Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing with our Corporate Secretary a duly executed revocation of proxy, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) appearing at the Annual Meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

If I Plan to Attend the Annual Meeting, Should I Still Vote by Proxy?

                Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

Where Can I Find Voting Results of the Annual Meeting?

                We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who Should I Call with Other Questions?

                If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: World Fuel Services Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

I.             PROPOSAL NO. 1—ELECTION OF DIRECTORS

                Nine individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All of such persons are presently directors.

                The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed as nominees in the table below. We do not contemplate that any nominee named in the table will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board of Directors chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of nine directors.

                We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision regarding the tendered resignation within 90 days after certification of the election results. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. If a director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our website at www.wfscorp.com.

                The following table sets forth certain information with respect to each nominee for election to the Board. The biographies of each of the nominees and directors set forth in the paragraphs following the table contain information regarding the individual's service as a director, business experience, director positions held currently or within the last five years, information regarding involvement in certain legal and administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as a director of the Company.

 Nominees for Election

MICHAEL J. KASBAR
Chairman, President and Chief Executive Officer Age: 58 Director Since: 1995

Mr. Kasbar has served as Chairman of the Board since his appointment to the position on May 29, 2014. He has served as President and Chief Executive Officer of the Company since January 2012. From July 2002 to December 2011, he served as President and Chief Operating Officer of the Company. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Kasbar co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Kasbar is also a member of the Business Roundtable. Mr. Kasbar is the first cousin of Richard A. Kassar, a director of the Company.

Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 20 years of service to our Company and 30 years of experience in the fuel services business.

KEN BAKSHI
Director Age: 65 Director Since: 2002 Committees: Compensation (Chairman) Nominating Subcommittee (Chairman) Governance Technology and Operations

Mr. Bakshi has served as Executive Chairman of the board of directors of Amala Inc., a skin care products company, since July 2013. From April 2008 to July 2013, he was Chairman of the board of directors and Chief Executive Officer of Amala Inc. Since June 2003, Mr. Bakshi has also been managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately-owned equity investment and consulting companies. From March 2006 through June 2009, he was Vice Chairman of the board of directors of Row 2 Technologies, a software development firm he co-founded, and from December 2002 to February 2006, he was employed by Row 2 Technologies as Chief Executive Officer. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice-President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994.

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant executive experience running operating units within large multinational publicly-traded corporations.

JORGE L. BENITEZ
Director Age: 55 Director Since: 2015 Committees: Governance Technology and Operations

Mr. Benitez was appointed to the Board on January 1, 2015. He retired from Accenture plc in August 2014 after more than 33 years of service, the last three years of which Mr. Benitez served as Chief Executive Officer of North America, where he had primary responsibility for Accenture's business and operations in North America. From September 2006 to August 2011, Mr. Benitez served as Chief Operating Officer, Products Operating Group, the largest of Accenture's five operating groups, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services. Prior to that, Mr. Benitez held various senior leadership roles and other positions since joining Accenture in 1981.

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly-traded corporation.

RICHARD A. KASSAR
Director Age: 67 Director Since: 2002 Committees: Technology and Operations (Chairman) Audit Compensation Governance

Mr. Kassar is the Chief Financial Officer of Freshpet Company, a NASDAQ company [FRPT] since July 2014 and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice-President and Chief Financial Officer. Previously, Mr. Kassar had served as President of Freshpet Company from January 2011 to July 2014 and as Chief Executive Officer from October 2006 to December 2010. From February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products. From 1986 to December 1999, he was employed by Chock Full O'Nuts, a coffee company, in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a NASDAQ company until March 2010, which was sold in October 2011. Until March 2010, Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a NASDAQ company until August 2009, which was sold in November 2009. Mr. Kassar is the first cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.

Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.

MYLES KLEIN
Director Age: 76 Director Since: 1995 Committees: Audit Governance

Mr. Klein has served as a director of the Company since February 1995. Mr. Klein is a Certified Public Accountant. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton. Subsequent to 1985, Mr. Klein practiced as Myles Klein, P.A. or Klein & Barreto, P.A. until July 2006 when he sold his accounting practice to Klein, Mendez & Rothbard, LLC.

 Mr. Klein brings to the Board over 35 years of experience advising a broad range of clients in corporate finance, tax and accounting matters and significant experience in the management of accounting firms.

JOHN L. MANLEY
Director Age: 66 Director Since: 2010 Committees: Audit (Chairman) Governance Technology and Operations

Mr. Manley has served as a director of the Company since October 2010. Mr. Manley retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner, the last three years of which Mr. Manley was Managing Partner of Deloitte's Northeast Region Audit and Enterprise Risk Services Practice. While at Deloitte, Mr. Manley was also a member of the Northeast Region's Executive Committee, Deloitte's Audit and Enterprise Risk Services Executive Committee and Deloitte and Touche LLP's board of directors. Mr. Manley founded and was the National Director of Deloitte's Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities. Before joining Deloitte, Mr. Manley had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC. Mr. Manley now serves as a director and Chairman of the audit committee of UBS Trust Company N.A. Mr. Manley is a Certified Public Accountant, on inactive status.

Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

J. THOMAS PRESBY
Director Age: 75 Director Since: 2003 Committees: Lead Independent Director Audit Governance Nominating Subcommittee

Mr. Presby has served as a director of the Company since February 2003. Mr. Presby retired in 2002 as a partner in Deloitte Touche Tohmatsu, an accounting and consulting firm. At Deloitte, Mr. Presby held numerous positions in the U.S. and abroad, including the posts of Deputy Chairman and Chief Operating Officer. Mr. Presby now serves as a director and chairman of the audit committee of INVESCO Ltd. and ExamWorks Group, Inc., each a NYSE company, and First Solar, Inc., a NASDAQ company. Mr. Presby was also a director of TurboChef Technologies, Inc., a NASDAQ company, from November 2003 until January 2009, American Eagle Outfitters, Inc. from December 2005 until January 2011 and director and chairman of the audit committee of Tiffany & Co. from November 2003 until May 2012. Mr. Presby is a Certified Public Accountant and a holder of the NACD Certificate of Director Education. Mr. Presby was named one of the top 100 directors of 2011 by the NACD.

Mr. Presby brings to the Board extensive experience in finance and accounting as well as significant management experience in the U.S. and abroad.

STEPHEN K. RODDENBERRY
Director Age: 66 Director Since: 2006 Committees: Governance (Chairman; Presiding Director) Compensation

Mr. Roddenberry is a partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988.

 Mr. Roddenberry brings to the Board extensive experience in private equity, mergers and acquisitions, investment management, venture capital, public finance and securities.

PAUL H. STEBBINS
Chairman Emeritus Age: 58 Director Since: 1995

Mr. Stebbins has served as Chairman Emeritus since May 29, 2014 and has served as a director of the Company since June 1995. Prior to his appointment as Chairman Emeritus, from January 2012 to May 2014, Mr. Stebbins served as Executive Chairman of the Board. From July 2002 to December 2011, he served as Chairman of the Board and Chief Executive Officer of the Company and, from August 2000 to July 2002, he served as President and Chief Operating Officer. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Stebbins co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. In December 2006, Mr. Stebbins joined the board of directors of First Solar, Inc., a NASDAQ company, and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees. Mr. Stebbins is a member of the Board of Trustees of the New World Symphony of Miami, Florida and the Amigos de las Americas Foundation of Houston, Texas. Mr. Stebbins is also a member of the leadership council of Fix The Debt Campaign (fixthedebt.org) and serves on the Energy Security Leadership Council of S.A.F.E. (Securing America's Future Energy).

Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 20 years of service to our Company and 30 years of experience in the fuel services business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.

II.            CORPORATE GOVERNANCE

Board Leadership Structure

                The Board regularly considers the appropriate leadership structure for the Company and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for the Company at different times, and it makes this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

    •
    the person filling each role;

    •
    the presence of a lead independent director and the person in that role;

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    the composition, independence, and effectiveness of the entire Board;

    •
    other corporate governance structures in place; and

    •
    the Company's management succession plan.

                On May 29, 2014, Mr. Stebbins stepped down as Executive Chairman and the Board appointed Mr. Kasbar to serve as Chairman of the Board in addition to his role as President and Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing the Company's day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board's overall decision-making process.

                In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes that are in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

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    the presence of, and the responsibilities and authority of, the Board's strong lead independent director;

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    the composition of the Board which includes a super-majority of independent non-management directors;

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    the composition of the Board's standing committees which are comprised of and chaired solely by independent non-management directors;

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    the fact that the independent non-management directors meet in regular executive sessions without management present to discuss the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and

    •
    the fact that all Board members have unrestricted access to management and outside advisors.

Lead Independent Director

                Our lead independent director is elected annually by the independent directors and has duties consistent with best practices, including:

                (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors at which the Chairman of the Governance Committee is not present;

                (ii) serving as a liaison between the Chairman of the Board and the independent directors;

                (iii) approving meeting agendas for the Board;

                (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

                (v) having the authority to call meetings of the independent directors;

                (vi) if requested by major shareholders, ensuring that he or she is available for consultations and direct communication;

                (vii) having the authority to retain outside advisors and consultants who report directly to the Board; and

                (viii) consulting with and assisting the Chief Executive Officer in accomplishing his objectives as the Chief Executive Officer deems appropriate.

                Currently, Mr. Presby serves as our lead independent director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

Meetings

                During 2014, the Board met five times. Each current director who served during 2014 attended at least 75% of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. With the exception of Mr. Benitez, who was not a director at the time, all of our directors attended the 2014 annual meeting of shareholders.

                All of our independent directors meet in executive session (without management present) prior to each scheduled Board meeting and at other times as they may deem necessary. Mr. Roddenberry currently serves as the Presiding Director over all executive sessions of the independent directors.

Director Independence

                Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE. In addition, members of our Audit Committee must meet the independence standards for Audit Committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the NYSE listing standards and Section 162(m) of the Internal Revenue Code (the "Code"). The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director's independence.

                Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Our Board affirmatively determined that seven of the eight existing non-management directors, Messrs. Bakshi, Benitez, Kassar, Klein, Manley, Presby and Roddenberry are independent of us and our management under NYSE listing standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar's ability to exercise his independent judgment as our director. Mr. Kasbar is not deemed to be an independent director because of his employment relationship with us. Additionally, although Mr. Stebbins is a non-management director, he is not deemed to be independent because of his recent employment relationship with us, which existed within the last three years. As a result, Messrs. Kasbar and Stebbins are precluded from sitting on our Audit, Compensation, Governance and Technology and Operations Committees.

Committees of the Board

                Our Board has four standing committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee. The following table illustrates the current membership of each of our Board's committees, which are composed entirely of independent directors:

	Audit	Compensation	Governance	Technology and Operations
Ken Bakshi		Chairman	X	X
Jorge L. Benitez			X	X
Richard A. Kassar	X	X	X	Chairman
Myles Klein	X		X
John L. Manley	Chairman		X	X
J. Thomas Presby	X		X
Stephen K. Roddenberry		X	Chairman

                Each of the Board's committees operates under a written charter adopted by our Board which addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2014, each of the committees reviewed its charter, and the Technology and Operations Committee revised its charter in order to specifically assume oversight over matters relating to information security, business continuity, disaster recovery and other technology-related risks. The revised charter of the Technology and Operations Committee was subsequently approved by the Board. A current copy of each of the committee charters can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Each committee charter also provides that the committee will annually review its performance. In 2014, members of each of the Audit Committee, the Compensation Committee, and the Governance Committee conducted evaluations of their respective committee's performance during 2014, in accordance with the requirements of the applicable committee charters.

The Audit Committee

                The Audit Committee consists of Messrs. Kassar, Klein, Presby and Manley, who serves as Chairman. The Audit Committee held twelve meetings during 2014. On May 29, 2014, Mr. Presby stepped down as Chairman of the Audit Committee and the Audit Committee appointed Mr. Manley as its Chairman.

    Independence and Financial Expertise

                The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC's requirements with respect to the independence of audit committee members. The Board has determined that two members of the Audit Committee, Messrs. Manley and Presby, meet the SEC's definition of an "audit committee financial expert."

                The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. The Board has determined that Mr. Presby's simultaneous service on the audit committees of three other public companies will not impair his ability to effectively serve on our Audit Committee because (i) he is fully retired and has ample time to devote to his director and committee responsibilities and (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues and should thereby improve the quality and efficiency of his service.

    Responsibilities

                Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions:

    •
    reviews the qualifications, independence and performance of our independent registered certified public accounting firm;

    •
    approves the appointment of our independent registered certified public accounting firm for the ensuing year;

    •
    reviews the scope and budget for the annual audit;

    •
    reviews with the independent registered certified public accounting firm the results of the audit engagement, including a review of the consolidated financial statements;

    •
    approves all audit and non-audit services to be provided by the independent registered certified public accounting firm;

    •
    reviews the scope of, and compliance with, our internal controls;

    •
    reviews the effectiveness of our internal audit function; and

    •
    recommends to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K.

The Compensation Committee

                The Compensation Committee consists of Messrs. Kassar, Roddenberry and Bakshi, who serves as Chairman. During 2014, the Compensation Committee held eight meetings.

    Independence

                The Board has determined that each member of the Compensation Committee is independent pursuant to NYSE listing standards, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship to us or any of our subsidiaries which is material to such director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

    Responsibilities

                The role of the Compensation Committee is to establish and oversee the compensation plans, policies and programs applicable to our executive officers. The Compensation Committee's primary responsibilities are:

    •
    annually determining our goals and objectives relevant to the compensation of our Chief Executive Officer and Chairman of the Board (if an officer of the Company);

    •
    evaluating the performance of our Chief Executive Officer and Chairman of the Board (if an officer of the Company) in light of such goals and objectives;

    •
    establishing the compensation levels of our Chief Executive Officer and Chairman of the Board (if an officer of the Company), including long-term incentive compensation, based on this evaluation;

    •
    annually reviewing and approving goals and objectives relevant to the other named executive officers, based upon recommendations of our Chief Executive Officer;

    •
    evaluating the performance of each named executive officer in light of such goals and objectives;

    •
    establishing the named executive officers' compensation levels, including long-term incentive compensation, based on this evaluation and the recommendations of our Chief Executive Officer;

    •
    annually reviewing and approving the compensation of other executive officers, if any, based upon recommendations of our Chief Executive Officer;

    •
    reviewing and making recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans;

    •
    establishing and monitoring compliance with stock retention and ownership requirements for executive officers;

    •
    approving employment, severance and consulting contracts with executive officers; and

    •
    reviewing and making recommendations to the Board on all matters of non-management director compensation, including stock ownership requirements.

Compensation Committee Interlocks and Insider Participation

                During the 2014 fiscal year, Messrs. Bakshi, Kassar and Roddenberry served as members of our Compensation Committee. None of these directors was employed by us during that time and there were no "compensation committee interlocks" as described under the SEC rules.

The Governance Committee and Nominating Subcommittee

                Currently, the Governance Committee consists of seven independent directors: Messrs. Bakshi, Benitez, Kassar, Klein, Manley, Presby and Roddenberry, who serves as Chairman. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting and at other times as it deems necessary. In accordance with the Governance Committee charter, the Chairman, Mr. Roddenberry, presides over the meetings of the Governance Committee as the "presiding director" for NYSE purposes. The Governance Committee held six meetings during 2014.

    Independence

                The Board has determined that each member of the Governance Committee is independent pursuant to NYSE listing standards.

    Responsibilities

                The primary functions of the Governance Committee are to:

    •
    recommend to the Board the corporate governance principles and polices applicable to us;

    •
    lead the Board in its annual performance evaluation of the Board and its individual members;

    •
    identify individuals qualified to become members of the Board;

    •
    recommend to the Board the director nominees for the annual meeting of shareholders;

    •
    recommend to the Board the members to serve on the Board's committees;

    •
    review and approve related person transactions; and

    •
    annually evaluate the performance of the named executive officers and discuss any changes to the named executive officers' compensation.

                In considering Board nominees, the Governance Committee reviews various skills and characteristics required of Board members in the context of the current composition of the Board. Although there are no specific, minimum qualifications that must be met by each nominee, the Governance Committee generally evaluates the candidate's intellect, integrity and judgment, and his or her knowledge, skills and experience, including experience in the fuel and transportation industries, securities markets, business and finance as well as public service in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board. The Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at the time of the evaluation. The Governance Committee believes that its goal is to assemble the best Board possible that will bring to us a variety of perspectives and skills derived from high quality business and professional experience. The Governance Committee does not consider racial or gender diversity in its selection of director nominees. In addition, our Corporate Governance Principles prohibit our independent directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. The Governance Committee evaluates all nominees for director based on the above criteria, including nominees recommended by shareholders.

                Our By-Laws provide that a shareholder wishing to nominate a director at a shareholders' meeting must deliver written notice to our Corporate Secretary that meets the procedural and disclosure requirements set forth in our By-Laws, including disclosure of: (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee's qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary.

                Pursuant to these advance notice provisions, any shareholder who intended to nominate a director at the Annual Meeting was required to deliver a notice to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, FL 33178 not less than 90 days (March 2, 2015)

nor more than 120 days (January 29, 2015) prior to the anniversary date of the 2014 annual meeting of shareholders (May 29, 2015). A nomination not made in accordance with the procedures set forth in our By-Laws is void. If a submission is in proper form as provided under our By-Laws, the Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted by others.

                In addition to considering candidates suggested by shareholders, the Governance Committee considers potential candidates recommended by current directors, employees and others. The Governance Committee may also retain professional search firms to identify director candidates. The Governance Committee has the sole authority to approve the fees and other retention terms of any such firms.

    Nominating Subcommittee

                The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members at large of the Governance Committee, currently Messrs. Presby and Bakshi, who serves as Chairman.

The Technology and Operations Committee

                The Technology and Operations Committee currently consists of four independent directors, Messrs. Bakshi, Benitez, Manley and Kassar, who serves as Chairman. The Technology and Operations Committee held five meetings during 2014.

    Responsibilities

                The primary purpose of the Technology and Operations Committee is to oversee our significant technology and operations initiatives. In addition, as described above, the Technology and Operations Committee is responsible for oversight of risks associated with information technology operations, including matters relating to information security, business continuity, disaster recovery and other technology-related risks.

Corporate Governance Principles

                The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

    •
    Lead independent director;

    •
    Director independence;

    •
    Director qualifications, functions and tenure;

    •
    Committees of the Board;

    •
    Director orientation and continuing education;

    •
    Director resignation policy in uncontested elections; and

    •
    Director compensation.

                Our Corporate Governance Principles are available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of this document may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Code of Corporate Conduct and Ethics

                All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Corporate Conduct and Ethics, or Code of Conduct. Our Code of Conduct is available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The Code of Conduct is intended to provide guidance to all of our employees, officers and directors as to conduct over a wide range of business practices and procedures. Failure to comply with the Code of Conduct may result in disciplinary action, up to and including dismissal. The Code of Conduct covers all areas of professional conduct, including compliance with laws (including antitrust, embargoes and trade sanctions, anti-boycott, money laundering and the environment), work environment, conflicts of interest, protecting corporate assets, taking corporate opportunities, company records, insider trading, political activities and contributions, external communications, financial reporting and disclosure, accounting controls as well as specific matters that relate to conducting business on our behalf such as bribes and kickbacks, gifts and entertainment and dealing with government officials. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at www.wfscorp.com. Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

                We encourage employees and others to report violations of the Code of Conduct and any other unlawful or inappropriate practices they discover relating to our business. The Code of Conduct sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact our Vice President of Internal Audit, the Audit Committee, any other committee, the Board or any Board member regarding questionable accounting or auditing matters is set forth in the Code of Conduct. We have advised employees of our policy not to retaliate or take any other detrimental action against employees who submit such complaints in good faith.

Review and Approval of Related Person Transactions

                Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is not inconsistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

                For purposes of our policy, we review all of the following relationships and transactions between us and:

    •
    our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

    •
    any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and

    •
    any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

                Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect interest. The foregoing rule will not be applied to (i) the employment of an executive officer or compensation of a director if such executive officer's or director's compensation is required to be, or otherwise would be required to be, reported under the SEC's compensation disclosure requirements, (ii) any transaction with a public corporation where the related person's only relationship is as a beneficial owner of less than 1% of that corporation's publicly traded securities or (iii) any transaction where the related person's interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

                The Governance Committee reviews any such related person transaction and determines whether to approve any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

    •
    the benefits to us;

    •
    the impact on a director's independence, if relevant;

    •
    the availability of other sources for comparable products or services;

    •
    the terms of the transaction; and

    •
    the terms available to unrelated third parties or to employees generally.

                A related person transaction will only be approved by the Governance Committee if the Governance Committee determines that the related person transaction is not inconsistent with our best interests and those of our shareholders. The Governance Committee's approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. Annually, the Governance Committee will review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

                There were no reportable transactions in 2014.

Board's Role in Risk Oversight

                The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board and its committees receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

                The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described below:

    •
    The Board considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions;

    •
    The Audit Committee considers risks associated with the financial reporting and disclosure process, major litigation and regulation and legal compliance and discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules;

    •
    The Compensation Committee considers risks associated with our compensation policies and practices;

    •
    The Governance Committee, in conjunction with the Compensation Committee, considers risks associated with management development and succession; and

    •
    The Technology and Operations Committee considers risks associated with information technology operations.

                Each committee also provides periodic reports to the Board on the risks pertaining to their principal areas of focus so that the Board is informed of our risk profile.

                Periodically, we also perform enterprise-wide risk management assessments. The principal purposes of the assessment are to (i) ensure that enterprise risk management efforts are focused and directly linked to the underlying strategy of the organization; (ii) implement a sustainable and scalable framework to identify, manage and monitor risk; (iii) assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and (iv) enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans. The results of these risk assessments are regularly communicated to the Board.

                Each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including named executive officers. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. The Compensation Committee's goals in this process include ensuring that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

Compensation of Directors

    Fees Earned or Paid in Cash

                Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors is as follows:

    •
    the annual fee payable to non-management directors for their service on the Board is $60,000;

    •
    the additional fee payable to the lead independent director is $40,000 per year;

    •
    the additional fee payable to members of the Audit Committee, the Compensation Committee and the Technology and Operations Committee is $10,000 per year for each committee served, while the additional fee payable to members of the Nominating Subcommittee is $4,000 per year; and

    •
    the additional fee payable to the Chairman of the Audit Committee is $18,000 per year, while the additional fee payable to Chairman of the Compensation Committee and Governance Committee is $15,000 per year and the additional fee payable to the Chairman of the Technology and Operations Committee and Nominating Subcommittee is $12,000 per year.

                Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

    Equity Awards

                In 2014, the Board elected to grant each non-management director approximately $130,000 worth of restricted stock units ("RSUs") for board service and an additional $10,000 worth of RSUs as the fee for service on the Governance Committee. This resulted in each non-management director receiving 3,035 RSUs, other than Mr. Benitez who received a pro rata portion when he joined the Board on January 1, 2015 of 1,234 RSUs. In addition, when Mr. Stebbins became a non-management director on January 1, 2015, he received 1,146 RSUs, which is the pro rata portion of the RSUs granted for board service only since he is not independent and is, therefore, currently ineligible to serve on the Governance Committee.

                The RSUs vest on the earlier of: (i) the day prior to the Annual Meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 50% of the underlying shares will be issued. The issuance of the remaining 50% of the shares will be deferred for three years from the grant date or until the director ceases to be a member of the Board, whichever occurs first.

                The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2014. Directors who are employed by us do not receive additional compensation for serving as directors.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Total
Ken Bakshi	$107,665	$140,005	$247,670
Richard A. Kassar	97,000	140,005	237,005
Myles Klein	68,333	140,005	208,338
John L. Manley	90,667	140,005	230,672
J. Thomas Presby	109,415	140,005	249,420
Stephen K. Roddenberry	83,333	140,005	223,338

(1)
Mr. Benitez joined the Board and Mr. Stebbins became a non-management director effective January 1, 2015 and, therefore, their fees have not been included in this table.

(2)
The amounts shown in this column represent the estimated aggregate grant-date fair value of the RSU awards granted to the non-management independent directors in 2014. The estimated aggregate grant-date fair value of these awards is based on the grant-date fair market value of our common stock, as defined in the Omnibus Plan, and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant-date fair value of RSU awards are set forth in Note 8 to the notes to the consolidated financial statements in Item 15 of our annual report on Form 10-K for the year ended December 31, 2014.

(3)
The aggregate number of RSUs, Stock-Settled Stock Appreciation Rights ("SSARs") and stock units held by each non-management director serving as at December 31, 2014 was as follows:

Name	RSUs	SSARs	Stock Units(a)
Ken Bakshi	35,749	—	12,641
Richard A. Kassar	23,141	5,495	—
Myles Klein	23,141	5,495	—
John L. Manley	8,211	3,387	—
J. Thomas Presby	35,749	—	12,641
Stephen K. Roddenberry	23,141	5,495	—

(a)
These stock units represent stock awards made to non-management independent directors prior to 2010 that the directors elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

    Director Stock Ownership Guidelines

                Each non-management director is required to accumulate, over a period of five years following election to the Board, a minimum of five times the annual fee for service on the Board, or $300,000, in our common stock. All of our non-management directors, with the exception of Mr. Benitez, who joined the Board on January 1, 2015, have achieved stock ownership levels in excess of the amount required. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

III.          INFORMATION CONCERNING EXECUTIVE OFFICERS

                The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Mr. Birns is set forth in the paragraph following the table. The background and experience of Mr. Kasbar is described above in the section titled "Proposal No. 1—Election of Directors." All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar Chairman, President and Chief Executive Officer	58	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	52	2007

                IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President-Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996.

IV.            COMPENSATION DISCUSSION AND ANALYSIS

                The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance goals. These performance goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

                This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2014 compensation of our named executive officers, or NEOs. As discussed in Proposal 2 of this proxy statement, we are conducting a Say-on-Pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under "Executive Compensation." To assist you with this vote, you should review our compensation philosophy, the design of our executive compensation programs and how, we believe, these programs have contributed to our financial performance.

                For 2014, our NEOs were:

Name	Title
Michael J. Kasbar	Chairman, President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
Paul H. Stebbins	Former Executive Chairman(1)
Michael S. Clementi	Aviation Segment President(2)

(1)
Effective May 29, 2014, Mr. Stebbins stepped down as Executive Chairman and was no longer an executive officer but continued to serve as a member of the Board. Since January 1, 2015, Mr. Stebbins has served as a non-employee director following his retirement as an employee of the Company.

(2)
The Company and Mr. Clementi agreed that he would retire from his position as Aviation Segment President of World Fuel Services, Inc. ("WFS") effective March 16, 2015.

Executive Summary

Executive Compensation Philosophy and Objectives

Pay for Performance Alignment

                The foremost principle of our compensation philosophy is that the compensation of our NEOs should be closely linked with the financial performance of, and reasonable in relation to, the level of shareholder value created. The Committee believes that the use of equity-based compensation awards and equity ownership and retention guidelines are effective methods for aligning the interests of our executives and our shareholders. As demonstrated in the chart below, since establishing our comprehensive incentive compensation award program in 2009, we believe the Total Realizable Compensation of our named executive officers has been in alignment with our total shareholder return, or TSR, over the relevant period.

 Total Realizable Compensation of Named Executive Officers vs. Indexed TSR*

*
The indexed TSR represents the value of $100 invested in the Company's common stock on December 31, 2008 and assumes that all dividends are re-invested in our stock.

                This illustration is made using the named executive officers' "Total Realizable Compensation" for their performance in each of fiscal years 2009 through 2014 (see "Alternate Summary Compensation Table" beginning on page 37 for more information regarding fiscal year 2014 and the calculation of "Total Realizable Compensation").

Performance Metrics Aligned with Value Creation

                We believe our incentive compensation programs should be based upon our performance in creating shareholder value rather than our performance in relation to any peer group, as there are very few comparable publicly-held companies against which to accurately measure our performance and executive compensation. Consequently, our annual cash incentive awards and annual equity performance-based awards are tied to the growth of our net income ("Net After-Tax Income") or, in the case of Mr. Clementi, who was the President of our Aviation Segment during 2014, the growth in the net operating income of our aviation segment ("Aviation NOI"), as we believe these are metrics that most directly translate into growth in shareholder value through higher share prices and make further investments in our business. Because of variability in business conditions within the industries in which we operate, we believe our performance should be measured and rewarded primarily over annual periods.

Multi-Year Vesting Requirements

                In order to promote retention of our named executive officers and provide further incentive for creating shareholder value, we believe executives should be required to provide services over multi-year periods in order to vest in equity-based awards. Consequently, all of the equity awards granted to our Chief Executive Officer and Chief Financial Officer in 2014 vest over three or five year periods.

Strong Compensation-Related Corporate Governance Policies

                To ensure continued alignment of compensation with Company performance and the creation of shareholder value, our Committee has adopted strong compensation-related corporate governance policies, including the following:

    •
    Cap on Annual Compensation—Annual cash incentive awards and annual equity performance-based awards under our comprehensive incentive compensation program, or Annual Incentive Program, are subject to a maximum and the total direct compensation that can be earned by any of our named executive officers under the Annual Incentive Program is capped.

    •
    Anti-Hedging Policy—Our hedging policy prohibits our executive officers from (1) engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock or (2) buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities.

    •
    Stock Ownership and Retention Guidelines—Our executive officers are subject to stock ownership guidelines. Our current stock ownership guidelines range from 7x base salary for our Chief Executive Officer to 5x for our Chief Financial Officer and 3x for all other executive officers. Shares that are pledged as collateral are excluded from such calculations. Furthermore, our named executive officers are required to retain 50% of any net after-tax shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier). As of April 14, 2015, all of our current named executive officers are in compliance with the stock ownership requirements.

The Compensation-Setting Process

                Annually, the Committee reviews and assesses:

    •
    with respect to each named executive officer, his responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive, the executive's length of service and individual performance evaluations;

    •
    recent and historical growth and profitability and forecasts for the upcoming years, recent stock price movements, current and expected business conditions and cost of capital; and

    •
    the nature, amounts, award terms and mix of all elements of the named executive officers' compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under "Executive Compensation Philosophy and Objectives."

                The Committee also reviews comprehensive tally sheets to ensure that it is fully informed of all the compensation and benefits each named executive officer has received as an employee of the Company. The tally sheets include information such as the aggregate amounts realized from prior years' compensation, the potential future payout scenarios at various levels of growth taking into account any outstanding unearned performance-based awards, and the current value (as compared to the grant date value) of outstanding equity awards and of each named executive officer's shareholdings in the Company (what some commentators call an "accumulated wealth analysis"). However, the Committee does not specifically use such tally sheets or accumulated wealth analysis as a material factor in determining the named executive officer's compensation for a given year.

                The Committee strongly believes that:

    •
    value realized on prior years' compensation from stock appreciation is the reward for the named executive officer's work over that period and the achievement of our long-term goals;

    •
    reducing current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise giving significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and

    •
    in order to maintain the best group of executives to lead the Company, we must provide a compensation package each year that represents a fair and reasonable reward for the Company's performance that year and the executive's role in it.

                The Committee also considers the recommendations of our Chief Executive Officer with respect to the compensation of our other executive officers. Following these reviews and assessments, the Committee determines the compensation packages for each named executive officer (other than Mr. Clementi, whose compensation package was established in 2008 in connection with his employment agreement). This process is subjective and involves the exercise of discretion and judgment. While the Committee will review detailed financial models showing variations in compensation at differing levels of growth, the Committee does not rely on a fixed formula where stated factors or their interrelationships are quantified and weighted (either in general or as to each named executive officer). Rather, the Committee establishes the compensation packages based on its judgment as to what it believes are reasonable in relation to the levels of shareholder value created at each level of Company performance.

Independent Compensation Consultants

                In connection with the setting of 2014 executive compensation, the Committee received advice and assistance from its two compensation consultants: (1) Compensation Strategies, Inc. ("Compensation Strategies"), who was engaged in October 2013, and (2) Mr. John R. Benbow, who has been engaged since May 2007 when he retired from the Board. Each of Compensation Strategies and Mr. Benbow provides services solely to the Committee and reports directly and exclusively to the Committee. The Committee has assessed the independence of each of Compensation Strategies and Mr. Benbow pursuant to SEC and NYSE rules and the guidelines of the Compensation Committee Charter and concluded that their work for the Committee does not raise any conflict of interest and that each is independent.

                For 2014, each of Compensation Strategies and Mr. Benbow assisted the Committee by:

    •
    providing assistance in the preparation and review of tally sheets and other quantitative analysis used in the compensation setting process;

    •
    assisting the Committee in developing a competitive analysis of our NEO compensation;

    •
    providing recommendations for the 2014 compensation for our NEOs;

    •
    performing a competitive analysis of compensation levels for non-employee directors and providing recommendations for our director compensation program;

    •
    reviewing the Compensation Discussion and Analysis in the annual proxy statement; and

    •
    providing general advice on the plans, agreements or other documents the Committee is asked to adopt or approve.

2014 Say-on-Pay Vote

                At our 2014 annual meeting of shareholders, we sought and received, by an overwhelming majority (over 98% of votes cast, excluding abstentions and non-votes), shareholder approval, on a non-binding, advisory basis, of the 2013 compensation of our named executive officers. The Committee reviewed the favorable results of this Say-on-Pay vote and determined not to materially alter our compensation practices for 2014.

2014 Compensation Program

Elements of Compensation

                The Committee uses a variety of compensation elements to establish individual compensation programs for each of its named executive officers. The table below sets forth the compensation elements that the Committee uses in its programs and the objective of each of these elements.

Compensation Element	Objective	Key Features
Base Salary	• Provide cash compensation for performing management job responsibilities	• Based on an individual's experience, tenure and capacity for growth
Annual Performance-Related Cash Incentive Awards	• Motivate and reward management's achievement of annual growth in profitability

•

Calculated as a % of the Company's Net After-Tax Income or, in the case of Mr. Clementi, Aviation NOI

•

Earned based on annual growth in the Company's Net After-Tax Income or, in the case of Mr. Clementi, Aviation NOI

•

Paid in March of the next year, but included in the Summary Compensation Table ("SCT") in the year for which it was earned

Strategic Objective Cash Incentive Awards	• Motivate and reward management's achievement of strategic goals that contribute to the Company's long-term growth and operational excellence

•

Payable only if the Company's consolidated net revenues ("CNV") are equal or greater than 75% of CNV for the prior year

•

Earned based on achievement of pre-established performance goals tied to operational and strategic objectives

•

Paid in March of the next year, but included in the SCT in the year for which it was earned

Compensation Element	Objective	Key Features
Performance-Related Equity-Based Awards

•

Align management interests with those of shareholders

•

Motivate and reward achievement of sustainable earnings growth as a significant portion of pay is at risk until the sustainability of Company performance has been tested over a reasonable period of time

•

Provide further long-term incentives for creating shareholder value

•

Promote retention

•

Awarded in the form of performance-based restricted stock units, or RSUs, and, with respect to Mr. Stebbins, service-based RSUs

•

Performance-based RSUs are earned based on annual growth in the Company's Net After-Tax Income or, in the case of Mr. Clementi, Aviation NOI

•

Once earned, RSUs vest over a period of time based on continued service

•

Paid in March of the next year, and included in the SCT in the year in which it was paid (i.e. the year after)

Employee Benefits and Executive Perquisites	• Retain highly qualified executives over the course of their careers

•

Participation in 401(k) plan and health, disability and life insurance plans on the same terms as all employees and country club memberships for business meetings and entertainment

•

We do not provide any pension or other defined benefit retirement plans

                In connection with performance-related awards for Messrs. Stebbins, Kasbar and Birns, the Committee may (1) use its discretion to determine on a case-by-case basis the extent of recognition or charges to After-Tax Net Income derived from companies acquired by mergers or other corporate transactions and the manner of recognition, and (2) elect to restructure any incentive award formula in the event of a significant merger or acquisition by any means the Committee determines in its discretion to be reasonable. For Mr. Clementi, the maximum positive impact to total direct compensation from any acquisitions completed in the Aviation segment during the performance year could not exceed $1,500,000. Finally, for all named executive officers, the Committee may exercise negative discretion on the prescribed incentive awards in accordance with the terms of the 2013 Executive Incentive Plan (the "EIP"), and 2006 Omnibus Plan, as amended and restated (the "Omnibus Plan"), as deemed appropriate by the Committee, such as when there is a disconnect between TSR and compensation.

                In addition to the compensation elements set forth above, the Committee may grant sign-on awards, special retention awards or other discretionary awards from time to time. The Committee uses these awards to attract, reward and retain key executives that it believes are integral to our overall long-term success, as well as to promote business continuity and drive growth. These types of awards are also used to further align executives' interests with those of the Company's shareholders and diversify the mix of compensation under the executive's compensation program.

2014 Compensation Program Overview

                In 2014, our Committee used each of the compensation elements described in the table above in establishing the executive compensation programs for Messrs. Kasbar, Birns and Clementi and determined the amounts that could be earned for each of these elements in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the named executive officers' direct compensation and represented the smallest portion of the total compensation each executive could earn. The remainder of the direct compensation for Messrs. Kasbar and Birns (consisting of annual performance-related cash incentives, RSUs, and strategic objective cash incentives) was variable and designed to (1) share with these named executive officers a portion of the Company's Net After-Tax Income at each level of growth that is achieved and (2) reward the named executive officers for achievement of those strategic objectives that the Committee believes will contribute to the Company's long-term growth and operational excellence. Mr. Clementi's direct compensation (consisting of annual performance-related cash incentive and RSUs) was also variable and designed to share a portion of the Company's Aviation NOI at each level of growth achieved.

                Recognizing his role and distinct responsibilities as Executive Chairman, the Committee maintained a separate compensation program for Mr. Stebbins with higher fixed compensation and a significantly reduced performance-based component. Consequently, Mr. Stebbins' compensation program for 2014 consisted of base salary, performance-related and service-based equity-based awards, standard employee benefits, minimal executive perquisites and did not include any cash incentive awards.

Kasbar and Birns Compensation Program

                For 2014, the Committee reviewed the compensation program for Messrs. Kasbar and Birns and, as a result (1) approved maintaining its comprehensive incentive compensation award approach and (2) decided to also create the opportunity for each executive to earn certain cash incentive awards based on the achievement of specified strategic objectives.

                Annual Incentive Compensation Award.    As in prior years, each of Messrs. Kasbar and Birns could earn annual cash and equity-based incentive awards equal to a prescribed portion of the Net After-Tax Income created at each level of Net After-Tax Income growth, as long as a threshold Net After-Tax Income growth was achieved. The Committee established the incentive payout that will be payable at the threshold, the maximum and each intermediary level of Net After-Tax Income growth. The amount of incentive payout would increase as Net After-Tax Income growth increased, however, the slope of the graph line marking the incentive payouts at each growth level was curvilinear, which is why we refer to that slope as the "incentive payout curve". In general, as larger incentive awards are earned by Messrs. Kasbar and Birns, an increasing portion of the incentive awards is provided as equity-based incentive awards with retention requirements, and a decreasing portion is provided as cash incentive awards. The Committee also establishes a cap for total direct compensation (base salary, annual cash incentive award, strategic objective cash incentive award and performance-based equity awards).

                For 2014, the Committee approved the following metrics for the 2014 comprehensive incentive compensation award for each of Messrs. Kasbar and Birns:

    •
    the threshold for Net After-Tax Income growth was set at 3%;

    •
    the maximum Net After-Tax Income growth was set at 35% for Mr. Kasbar and 40% for Mr. Birns; and

    •
    total direct compensation for 2014 under the program was capped at $10,000,000 for Mr. Kasbar and $4,738,143 for Mr. Birns.

                For 2014, our Net After-Tax Income growth was 9.2%, however, the Committee exercised its discretion to exclude 25% of a one-time gain related to the sale of the Company's interests in certain crude oil joint ventures. The Committee believed it appropriate to include 75% of such gain as the sale was a result of a strategic decision to among other things, reallocate resources to better manage the Company's portfolio. As adjusted, our year-over-year change in Net After-Tax Income was 8.0%. An adjusted Net After-Tax Income growth of 8.0% resulted in (i) Mr. Kasbar earning an annual cash incentive award of $724,521 and a $436,188 performance-based equity award and (ii) Mr. Birns earning an annual cash incentive award of $259,410 and a $184,121 performance-based equity award.

                Strategic Objective Cash Incentive Award.    For 2014, the Committee also provided Messrs. Kasbar and Birns the opportunity to earn a cash incentive award up to a maximum of $650,000 and $250,000, respectively, upon achievement of specified strategic objectives, subject to the Company earning at least 75% of consolidated net revenues for the prior year. The objectives included measures considered to be of strategic importance to the Company.

                For 2014, the Company's consolidated net revenues were 108% of 2013 consolidated net revenues. Based on the Company meeting the threshold, the Committee then evaluated Messrs. Kasbar and Birns' performance against the objectives. For 2014, the Committee conducted a qualitative assessment and determined that each of Messrs. Kasbar and Birns achieved 100% of the 2014 strategic objectives.

Clementi Compensation Program

                Under the separate compensation program that was established by the Committee in March 2008 for Mr. Clementi, he received a base salary of $500,000 and was eligible to receive performance-related cash incentive and RSU awards based on the performance of the Company's aviation segment, of which he was President during 2014.

                Under his compensation program, Mr. Clementi was eligible to receive a percentage of the net operating income of the aviation segment that varied according to the achievement of specified levels of growth in Aviation NOI up to a maximum of $5,000,000 in total compensation. Under the program, growth in Aviation NOI was calculated as the percent of growth above a baseline net operating income established at the beginning of the year. The baseline net operating income for a particular year was the final net operating income of the aviation segment for the preceding year, adjusted to reflect the annualized net operating income of any businesses acquired in the preceding year. For any calendar year in which growth in Aviation NOI was negative, Mr. Clementi was not entitled to receive an annual cash incentive award or performance-related RSU award and the total compensation calculation for the following calendar year would have been negatively impacted by lowering the percentages of net operating income paid out at each level of growth in Aviation NOI achieved for that year.

                In the event Mr. Clementi's total compensation calculated under the program was $1,000,000 or less, any balance left after subtracting his base salary would be allocated to his annual cash incentive award. In the event Mr. Clementi's total compensation under the program exceeded $1,000,000, the excess amount would be allocated 50% to an annual cash incentive award and 50% to an RSU award (50% of which would vest on the third anniversary of the grant date and 50% of which would vest on the fourth anniversary of the grant date subject to his continued service). Mr. Clementi's compensation under the program was capped at $5,000,000, and for 2014, the maximum positive impact from any acquisitions completed in the 2014 calendar year could not exceed $1,500,000.

                Aviation NOI growth for 2014 was negative. Consequently, Mr. Clementi did not earn an annual cash incentive award or any performance-based RSUs for 2014.

                On March 13, 2015, we agreed with Mr. Clementi that he would retire from his position, effective March 16, 2015. In connection with his retirement, Mr. Clementi's employment agreement was terminated and he was entitled to receive those payments and benefits provided for in a termination without cause as set forth in his employment agreement and the agreements governing his RSUs granted in March 2012 and 2014 under his annual incentive program and the RSA granted to him in February 2013. See "Outstanding Equity Awards at Fiscal Year End" beginning on page 43 of this proxy statement for additional information regarding these equity awards. Further information regarding the payment amounts and benefits is also provided under "Potential Payments upon Termination of Employment or Change of Control" beginning on page 45 of this proxy statement.

Stebbins Compensation Program

                The Committee also established a separate compensation program for Mr. Stebbins with higher fixed compensation and a significantly reduced performance-based component as compared to his program when he served as our chief executive officer. Mr. Stebbins' employment agreement, as amended, provided for a base salary of $750,000, which was subject to change from time to time as determined by the Committee. In addition, the Committee approved the following compensation program for 2014:

    •
    a grant of service-based RSUs with a grant date value of $249,997, or 5,642 RSUs, vesting on the first anniversary of the date of grant;

    •
    a grant of performance-related RSUs with a grant date value of $249,997, or 5,642 RSUs, subject to the following terms:

    •
    the threshold for Net After-Tax Income growth was set at 11%; and

    •
    the maximum Net After-Tax Income growth was set at 15%;

    •
    total direct compensation for 2014 under the program would be capped at $1,250,000.

                For 2014, our adjusted Net After-Tax Income growth was 8.0%, consequently, Mr. Stebbins' performance-related RSUs were not earned.

                Non-Renewal of Employment Agreement.    On April 11, 2014, we announced that Mr. Stebbins would step down as Executive Chairman of the Board immediately after the 2014 Annual Meeting and the Board would appoint Mr. Kasbar to the position of Chairman. In connection with this transition, on April 11, 2014, we amended the employment agreement with Mr. Stebbins to reflect (i) the non-renewal of the employment agreement after the expiration date of the current term on January 1, 2015, and (ii) the change in Mr. Stebbins' title as a result of his stepping down as Executive Chairman of the Board. As a result of the non-renewal, Mr. Stebbins is entitled to receive (x) $750,000 per year, payable throughout each of 2015 and 2016, (y) continued health insurance benefits or reimbursement for health insurance as provided in his employment agreement and (z) a lump sum in the amount of $1,500,000, payable in January 2017. In addition, all of his outstanding equity awards that were not vested on the date of termination will continue to vest in accordance with their original terms.

2014 Compensation

Base Salary

                The 2014 base salaries of Messrs. Kasbar, Birns and Clementi ranged from 11% to 32% of the maximum cash compensation that each executive could earn if the maximum performance levels were achieved. In 2014, the Committee reviewed base salaries for each NEO and noted that the base salaries for each of Messrs. Kasbar and Birns were at the same levels since 2006 and 2009, respectively, and that both salaries were below those competitive salary levels paid in the industry. Consequently, the Committee increased Mr. Kasbar's base salary from $575,000 to $750,000 and Mr. Birns' base salary from $450,000 to $500,000 to make the compensation of both NEOs more competitive with industry levels and to reflect each executive's experience, tenure and contribution to the Company.

Annual Performance-Related Cash Incentive Awards

                The award amounts and percentages for the annual cash incentive awards that could have been earned by Mr. Kasbar and Birns at the threshold and maximum performance levels of growth in Net After-Tax Income and the actual cash amount earned based on our achievement of an adjusted Net After-Tax Income growth of 8.0% in 2014 are set forth in the table below.

2014 Annual Cash Incentive Awards

	Net After-Tax Income Growth(1)
Executive	Threshold(2)	Maximum(2)	Actual(2)
Michael J. Kasbar,	$100,375	$3,700,000	$724,521
Chairman, President and Chief Executive Officer	(13%)	(493%)	(97%)
Ira M. Birns,	$48,367	$1,575,000	$259,410
Executive Vice President and Chief Financial Officer	(10%)	(315%)	(52%)

(1)
The threshold and maximum performance levels were 3% and 35% for Mr. Kasbar and 3% and 40% for Mr. Birns. For Net After-Tax Income growth achieved between the threshold and maximum levels, the executive incentive payout is calculated as a portion of the Net After-Tax Income achieved, based upon the incentive payout curve established by the Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parentheses) as percentages of the base salary of the named executive officer.

                In 2014, we did not have positive growth in Aviation NOI. As a result, under Mr. Clementi's compensation program, he was not entitled to receive an annual cash incentive award.

Performance-Related Equity-Based Awards

                The Committee chose to award RSUs for the performance-related equity awards based on tax considerations. If earned, the vesting of the RSU awards are subject to each executive's continued service and vest as follows: (i) for Messrs. Kasbar and Birns, one-third ratably on the first, second and third anniversary of the grant dates, (ii) for Mr. Stebbins, 100% in March 2015 and (iii) for Mr. Clementi, 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date. The vesting schedule provides an incentive for the executive to remain employed by us throughout the vesting period and for creating long-term shareholder value. The grant date values of the performance-related RSU awards that could have been earned by each of Messrs. Kasbar and Birns at the threshold and maximum performance levels of growth in Net After-Tax Income and the grant date values of the RSUs that were actually earned based on our achievement of adjusted Net After-Tax Income growth of 8.0% in 2014 are set forth in the table below.

2014 Performance-Related Equity Awards

	Net After-Tax Income Growth(1)
Executive	Threshold(2)	Maximum(2)	Actual(2)
Michael J. Kasbar,	$49,625	$5,550,000	$436,188
Chairman, President and Chief Executive Officer	(7%)	(740%)	(58%)
Ira M. Birns,	$32,833	$2,663,143	$184,121
Executive Vice President and Chief Financial Officer	(7%)	(533%)	(37%)

(1)
The threshold and maximum performance levels were 3% and 35% for Mr. Kasbar and 3% and 40% for Mr. Birns. For Net After-Tax Income growth achieved between the threshold and maximum levels,

  the executive incentive payout is calculated as a portion of the Net After-Tax Income achieved, based upon the incentive payout curve established by the Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parentheses) as percentages of the base salary of the named executive officer, based on the estimated grant-date fair value of our common stock underlying such awards, using a closing stock price on the date of grant of $54.10.

                Since neither adjusted Net After-Tax Income nor Aviation NOI met the threshold growth established by the Committee for Messrs. Stebbins and Clementi, respectively, neither NEO earned a 2014 performance-based equity incentive award under his compensation program.

                Special 2014 Equity Awards.    Recognizing the changing complexity of our business, during the evaluation of Messrs. Kasbar and Birns' 2014 compensation, the Committee determined to provide further incentives for Messrs. Kasbar and Birns to drive long-term sustained growth. As a result, in March 2014, the Committee decided to grant Messrs. Kasbar and Birns a one-time award of RSUs of 112,842 and 45,137 shares, respectively, having grant date values of $5,000,000 and $2,000,000, respectively. The RSU awards each vest one-fifth ratably over five years beginning on the first anniversary of the grant date, and were earned upon the achievement of consolidated net revenues for the 2014 fiscal year being greater than 75% of consolidated net revenues for the 2013 fiscal year.

    Employee Benefits and Executive Perquisites

                In keeping with our pay-for-performance philosophy, only limited standard employee benefits and executive perquisites are provided to our named executive officers as described below in order for us to be successful in attracting and retaining executives. The total amount of employee benefits and executive perquisites provided to the named executive officers during 2014 was only a small percentage of each named executive officer's total compensation.

Retirement and Deferred Compensation

                We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2014, the maximum employee elective contribution to the 401(k) Plan was $17,500, plus an additional $5,500 for employees who were at least 50 years old in 2014. Eligible compensation generally means all wages, salaries and fees for services from us. Matching contributions under the 401(k) Plan are discretionary. For 2014, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan. The portion of an employee's account under the 401(k) Plan that is attributable to matching contributions vests immediately.

                We do not maintain any pension, non-qualified deferred compensation plan, supplemental executive retirement plan or other defined benefit retirement plans for our named executive officers. However, the prior employment agreements in effect for Messrs. Stebbins and Kasbar provided that any bonuses payable to either of them that would not be deductible under Section 162(m) of the Code ("Section 162(m)") for the year earned would be deferred until a fiscal year in which they would be deductible. Payment of the deferred bonus would be made in all events in the year in which the executive's employment terminates or the employment agreement expired. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal. Pursuant to such provision, Mr. Stebbins received $21,763 upon expiration of his employment agreement.

Other Benefits and Perquisites

                Our named executive officers are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and term life insurance and accidental death and dismemberment coverage. To address certain gaps in long-term disability coverage that existed, the Committee approved additional individual disability insurance coverage for our named executive officers in 2014. In addition, effective January 1, 2014, we supplemented our term life insurance with additional executive life insurance coverage for our named executive officers. We pay the entire cost of coverage of the term life insurance and executive life insurance as well as short-term disability and a portion of the cost of coverage for medical and dental insurance for the named executive officers and their covered dependents.

                Messrs. Kasbar and Birns are, and Messrs. Stebbins and Clementi were during 2014, also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

Alternate Summary Compensation Table

                The following table summarizes the "Total Realizable Compensation" of our named executive officers for the fiscal year ended December 31, 2014. We define "Total Realizable Compensation" to be the sum of all value earned by the executive from continued employment during the applicable year (the "Calculation Year"), including:

    (1)
    base salary;

    (2)
    benefits and perquisites;

    (3)
    the value as of the grant date of any cash or equity-based incentive award made under the Annual Incentive Program for the Calculation Year and the amount of any Strategic Objective Cash Incentive Award;

    (4)
    the change (+/–), from the grant date to December 31st of the Calculation Year, in the current value (as distinct from the expense value) of any equity-based incentive award made during the Calculation Year under the Annual Incentive Program for the year immediately preceding the Calculation Year;

    (5)
    the change (+/–), from December 31st of the year immediately preceding the Calculation Year to December 31 of the Calculation Year (or the date on which the award vests, if earlier), in the current value (as distinct from the expense value) of all outstanding equity-based incentive awards made under the Annual Incentive Program in prior years and for which vesting is subject to continued service during all or any part of the Calculation Year; and

    (6)
    the amortized expense value as of December 31st of the Calculation Year (or the anniversary of the grant date on which the award vests, if earlier), of any option, stock-settled appreciation rights ("SSAR"), restricted stock, or RSU awards that were granted, other than under the Annual Incentive Program, in the Calculation Year or any

        prior year and that were unvested as of December 31 of the prior year (or the grant date, if later) to the extent the Company expects such awards to vest.

Name and Principal Position	Year	Salary	Benefits and Perquisites	Non-Equity Incentive Plan Compensation	Stock Awards		Change in Current Value	Total
Michael J. Kasbar, Chairman, President and Chief Executive Officer	2014	$713,542	$43,076	$1,374,521	$1,494,524	(1)	$180,330	$3,805,993
Ira M. Birns, Executive Vice President and Chief Financial Officer	2014	489,583	33,909	509,410	634,128	(1)	49,482	1,716,512
Michael S. Clementi, Aviation Segment President, World Fuel Services, Inc.	2014	500,000	31,804	—	625,000	(2)	215,366	1,372,170
Paul H. Stebbins, Former Executive Chairman	2014	750,000	32,493	—	249,997	(3)	169,887	1,202,377

(1)
This amount includes (i) the grant date value of the performance-based RSUs earned by Messrs. Kasbar and Birns under their 2014 Annual Incentive Program ($436,188 and $184,121 for Messrs. Kasbar and Birns, respectively), and (ii) the amortized expense value of the special award of SSARs granted to Messrs. Kasbar and Birns in March 2013 (see "Grants of Plan based Awards" table on page 42 for additional information about these awards). This amount does not include any expense value for the performance-based RSAs granted in 2012 to Messrs. Kasbar and Birns, respectively, which could be earned by Messrs. Kasbar and Birns in 2017 based on an estimated compound average annual rate of growth in consolidated earnings per share, on a fully diluted basis ("CAGR in EPS") of at least 10%, during the five year measurement period ending December 31, 2016 ("Measurement Period") as we are not currently amortizing any expense value for the award (see "Outstanding Equity Awards at Fiscal Year End" table on page 43 of this proxy statement for additional information about this award).

(2)
This amount is the amortized expense value of a one-time service-based RSU granted in February 2013 (see "Summary Compensation Table" on page 41 of this proxy statement for additional information about the award).

(3)
This amount reflects (i) the amortized expense value of 5,642 service-based RSUs granted to Mr. Stebbins in March 2014, which vested in March 2015 and are included in the Summary Compensation Table for 2014, and (ii) the balance of the amortized expense value for 2014 related to 6,316 service-based RSUs granted to Mr. Stebbins in March 2013, which vested in March 2014.

Agreements with Executives

                Our Committee believes that it is important to protect our intellectual capital. Accordingly, we maintain agreements with certain of our named executive officers that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements following termination of employment. The Committee believes that these agreements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Committee also deems these agreements to be appropriate and necessary to attract and retain these executives.

                Our Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See "Potential Payments upon Termination of Employment or Change of Control" beginning on page 45 of this proxy statement for a discussion of these agreements and certain compensation and benefits that will be provided in the event of the termination of the employment of our named executive officers.

Equity Grant Practices

                Our equity grant policy provides that equity grants made to executive officers related to prior year performance will be effective on March 15 of each year. Annual grants of equity awards to directors will be effective on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) will be effective on one of the following quarterly dates per year: February 10, May 10, August 10, and November 10.

                Under the terms of the Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information. All grants of equity awards to executive officers are approved by the Committee at a meeting of the Committee and not by written consent.

Tax and Accounting Implications

Deductibility of Executive Compensation

                As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m). Section 162(m) provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid in any year to any of our named executive officers (excluding our Chief Financial Officer) to the extent that such compensation is not "performance-based" as defined under Section 162(m). To qualify as "performance-based," certain pre-established objective performance goals or certain other conditions must be met. Annual cash incentive awards under our EIP and equity-based awards under our Omnibus Plan may be granted in a manner so that they will qualify for the "performance-based" exception to Section 162(m).

                We generally seek to preserve such tax deductibility for compensation to the extent practicable, although the Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. Accordingly, in the future, the Committee may also determine, in light of applicable circumstances, to award certain compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m).

Accounting for Share-Based Compensation

                Before granting equity-based compensation awards, the Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Ownership Policies

                The Committee has adopted a stock retention requirement and stock ownership guidelines to align the interests of named executive officers with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company's success.

Stock Retention Requirement

                Our named executive officers are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted since January 1, 2005 for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All of our named executive officers are in compliance with these retention requirements.

Stock Ownership Requirement

                Our named executive officers are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7
Chairman of the Board (if an executive officer)	5
Chief Financial Officer	5
All Other Executive Officers	3

                Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-lapse restricted stock or RSUs, and the earned portion of performance awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

                The Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the named executive officers falling out of compliance due to volatility in the stock price. The Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reduction or elimination of incentive compensation. Furthermore, the Committee, in its discretion, may determine the appropriate hardship relief, if any, for non-compliance including: allowing named executive officers additional time to regain compliance and suspending ownership requirements in the event of extreme volatility in the Company's stock price.

                The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Our directors are also subject to stock ownership requirements as described on page 24 of this proxy statement under "Director Compensation". All of our named executive officers are in compliance with the above requirements.

Derivatives, Hedging and Pledging Transactions

                We prohibit our directors, executive officers and employees from engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock. We also do not permit the buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

                We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of the General Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer's respective stock ownership requirement.

Compensation Committee Report on 2014 Executive Compensation

                The Committee is responsible for establishing and administering the executive compensation programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Discussion and Analysis be included in this proxy statement on Schedule 14A.

Ken Bakshi, Chairman
Richard A. Kassar, Member
Stephen K. Roddenberry, Member

Summary Compensation Table

                The following table summarizes the "total compensation" of our named executive officers for the fiscal years ended December 31, 2014, 2013, and 2012 according to the rules promulgated by the SEC.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)(2)		Option Awards		Non-Equity Incentive Plan Compensation(2)(3)		All Other Compensation(4)	Total
Michael J. Kasbar Chairman, President and Chief Executive Officer	2014 2013 2012	$713,542 575,000 575,000	$5,549,473 — 8,030,546	(6)	$	— 800,007 —	$1,374,521 453,828 —	(5)	$69,463 46,750 38,879	$7,706,999 1,875,585 8,644,425
Ira M. Birns Executive Vice President and Chief Financial Officer	2014 2013 2012	489,583 450,000 450,000	2,076,898 — 2,012,060			— 400,020 —	509,410 275,500 —	(5)	50,853 41,450 35,491	3,126,744 1,166,970 2,497,551
Paul H. Stebbins Former Executive Chairman	2014 2013 2012	750,000 750,000 750,000	249,997 249,987 3,688,564	(7)		— — —	— — —		59,268 43,105 34,639	1,059,265 1,043,092 4,473,203
Michael S. Clementi Aviation Segment President, World Fuel Services, Inc.	2014 2013 2012	500,000 500,000 500,000	977,434 2,999,979 913,896			— — —	— 1,477,445 —		56,643 42,446 35,276	1,534,077 5,019,870 1,449,172

(1)
The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to common stock, restricted stock and RSUs granted to the named executive officers. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in the Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 7 (for fiscal year 2012) and Note 8 (for fiscal years 2013 and 2014) to the consolidated financial statements in Item 15 of the respective annual reports on Form 10-K.

(2)
Our Comprehensive Incentive Compensation Award program provides that a portion of our annual incentive compensation is paid in cash and a portion is paid in restricted stock units based on our Net After-Tax Income growth for the year (or Aviation NOI in the case of Mr. Clementi). In accordance with SEC rules, the cash component of the award is reflected for the performance year to which it relates and the equity awards are reflected in the year granted (i.e. the year after the performance year). In 2013, our Net After-Tax Income growth was 7.3% and we had positive growth in Aviation NOI of 14.2%. Consequently, each of Messrs. Kasbar, Birns and Clementi received an aggregate comprehensive incentive compensation award of $1,003,291, $352,367 and $2,454,890, respectively, of which the equity portion is reflected in the 2014 amounts above.

(3)
For 2014, our adjusted Net After-Tax Income growth was 8.0%, earning each of Messrs. Kasbar and Birns an aggregate comprehensive incentive compensation award of $1,160,709 and $443,531, respectively, of which the cash component is reflected in the 2014 amounts above. Mr. Clementi did not earn an annual cash incentive award since we did not have positive growth in Aviation NOI in 2014.

(4)
The amounts shown in this column represent insurance benefits, club membership dues, matching contributions paid under our 401(k) plan and dividends paid on non-vested restricted stock in each case paid to or on behalf of the named executive officers.

(5)
This amount includes strategic objective cash incentive awards earned by Messrs. Kasbar and Birns based upon their achieving 100% of the Company's 2014 strategic objectives. These awards were subject to the Company earning at least 75% of consolidated net revenues for the prior year. For 2014, each of Messrs. Kasbar and Birns achieved the specified strategic objectives and the Company's consolidated net revenues were 108% of 2013 consolidated net revenues. Consequently, Messrs. Kasbar and Birns earned a 2014 strategic objective cash incentive award of $650,000 and $250,000, respectively.

(6)
This amount reflects the grant date fair value of performance-based RSAs which can only be earned and vest if the Company's 5-year CAGR exceeds 10%.

(7)
This amount includes the service-based RSUs to Mr. Stebbins in March 2014, which vest in March 2015.

Grants of Plan-Based Awards

                The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2014.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity-Based Incentive Plan Awards
											All Other Stock Awards, Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Committee Approval Date	Threshold ($)		Maximum ($)		Threshold (#)		Maximum (#)
Michael J. Kasbar Chairman, President and Chief Executive Officer	n/a n/a 03/15/14 03/15/14	03/06/14 03/26/14 03/06/14 03/06/14	100,375 —	(2) (3)	3,700,000 650,000	(2) (3)					112,842 12,400	(4) (5)	5,000,029 549,444	(4) (5)
Ira M. Birns Executive Vice President and Chief Financial Officer	n/a n/a 03/15/14 03/15/14	03/06/14 03/26/14 03/06/14 03/06/14	48,367 —	(2) (3)	1,575,000 250,000	(2) (3)					45,137 1,735	(4) (5)	2,000,020 76,878	(4) (5)
Paul H. Stebbins Former Executive Chairman	n/a 03/15/14	03/06/14 03/06/14					1,411	(6)	5,642	(6)	5,642	(6)	249,997 249,997	(6) (6)
Michael S. Clementi Aviation Segment President, World Fuel Services, Inc.	n/a 03/15/14	03/06/14 03/06/14	943,039		2,500,000						22,059	(7)	977,434	(7)

(1)
The amounts shown reflect the estimated aggregate grant-date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant-date market value of our common stock, as defined in the Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

(2)
The amounts shown reflect the threshold and maximum payouts that could have been earned as 2014 annual cash incentive awards under the EIP. Based on adjusted Net After-Tax Income growth for 2014 of 8.0%, Messrs. Kasbar and Birns earned annual cash incentive awards of $724,521 and $259,410, respectively. Please see the discussion regarding the compensation program for Messrs. Kasbar and Birns beginning on page 32 of this proxy statement for additional information. We did not have positive growth in Aviation NOI during 2014. Consequently, Mr. Clementi did not earn an annual cash incentive award for 2014. Please see the discussion regarding the compensation program for Mr. Clementi beginning on page 33 of this proxy statement for additional information.

(3)
The amounts shown reflect the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards under the EIP. Based on consolidated net revenues of 108% of 2013 consolidated net revenues and 100% achievement of the 2014 strategic objectives, Messrs. Kasbar and Birns earned cash incentive awards of $650,000 and $250,000, respectively. Please see the discussion regarding the compensation program for Messrs. Kasbar and Birns beginning on page 32 of this proxy statement for additional information.

(4)
Includes a one-time equity grant of RSUs that vest 20% annually over five years beginning in March 2015, subject to earlier vesting upon a change of control or qualifying termination of employment.

(5)
Includes annual equity grant of RSUs of which 33% vests in each of March 2015 and March 2016 and 34% vests in March 2017.

(6)
Includes annual equity grant of RSUs, 50% in the form of service-based RSUs and 50% in the form of performance-related RSUs. The service-based RSUs vest in March 2015. Based on adjusted Net After-Tax Income growth of 8.0% for 2014, Mr. Stebbins did not earn any of the performance-related RSUs. Please see the discussion regarding the compensation program for Mr. Stebbins beginning on page 34 of this proxy statement for additional information.

(7)
Includes annual equity grant of RSUs of which 50% vests in each of March 2017 and March 2018.

Outstanding Equity Awards at Fiscal Year-End

                The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2014, for our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Stock Awards
							Equity Incentive Plan Awards:
Name	Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Michael J. Kasbar Chairman, President and Chief Executive Officer	25,620 19,994	(2) (4)	$39.580 45.517	03/15/18 03/15/18	112,842 12,400 26,818	(3) (5) (6)	$5,295,675 581,932 1,258,569	90,000	(7)	$4,223,700
Ira M. Birns Executive Vice President and Chief Financial Officer	14,055 8,540	(2) (4)	39.580 45.517	03/15/18 03/15/18	45,137 1,735 6,595 8,338	(3) (5) (6) (6)	2,118,279 81,424 309,503 391,302	20,000	(7)	938,600
Paul H. Stebbins Former Executive Chairman					5,642 26,818	(6) (6)	264,779 1,258,569	5,624	(8)	264,779
Michael S. Clementi Aviation Segment President, World Fuel Services, Inc.(12)					22,059 21,383 17,391 58,507	(9) (10) (6) (11)	1,035,229 1,003,504 816,160 2,745,734

(1)
The amounts in this column are based on the closing price of our common stock on December 31, 2014 of $46.93.

(2)
This amount reflects SSARs that vest 50% in March 2015 and 50% in March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment.

(3)
This amount reflects RSUs that vest 20% annually over five years beginning in March 2015, subject to earlier vesting upon a change of control or qualifying termination of employment.

(4)
This amount reflects premium-priced SSARs that vest 50% in March 2015 and 50% in March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment. The premium-price of these shares is 115% of the fair market value on the date of grant.

(5)
This amount reflects RSUs that vest 33% in March 2015 and 2016 and 34% in March 2017, subject to earlier vesting upon a change of control or qualifying termination of employment.

(6)
This amount reflects RSUs that vest in March 2015, subject to earlier vesting upon a change of control or qualifying termination of employment.

(7)
This amount reflects the number of performance-based RSAs which would be earned by the named executive officer in 2017 assuming a minimum CAGR in EPS of 10%. These awards were granted in March 2012 and are subject to being earned based on a threshold amount of 10% up to a maximum of 25% CAGR in EPS during the five-year Measurement Period ending December 31, 2016, subject to the executive's continued service throughout the Measurement Period. Any earned portion will vest on the date after December 31, 2016 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite CAGR in EPS has been achieved for the Performance Period but in no event later than March 15, 2017.

(8)
This amount reflects the maximum amount of performance related RSUs which could be earned based on achieving specific Net After-Tax Income growth for the year ending December 31, 2014. Based on the actual change in adjusted Net After-Tax Income for 2014 of 8.0%, no RSUs were earned and therefore these RSUs were forfeited in 2015. See the "Grants of Plan-Based Awards Table" for more information on these performance-related RSUs.

(9)
This amount reflects RSUs that vest 50% in March 2017 and 50% in March 2018, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(10)
This amount reflects RSUs that vest 50% in March 2015 and 50% in March 2016, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(11)
This amount reflects service-based RSUs that vest in February 2017, subject to earlier vesting upon a change of control or a qualifying termination of employment.

(12)
See "Potential Payments upon Termination of Employment or Change of Control" beginning on page 45 of this proxy statement for a discussion on the vesting of certain of these awards which occurred in March 2015 as a result of the termination of Mr. Clementi's employment agreement.

Option Exercises and Stock Vested

                The following table sets forth the stock vested during the year ended December 31, 2014 for our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael J. Kasbar Chairman, President and Chief Executive Officer	40,645	$1,800,980
Ira M. Birns Executive Vice President and Chief Financial Officer	18,336	812,468
Paul H. Stebbins Former Executive Chairman	46,961	2,080,842
Michael S. Clementi Aviation Segment President, World Fuel Services, Inc.	40,714	1,804,037

(1)
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock or RSUs that vested. The value realized does not represent cash received by the named executive officer which may differ based on when the acquired shares are ultimately disposed of by the named executive officer.

Non-Qualified Deferred Compensation

                The following table sets forth non-qualified deferred compensation during the year ended December 31, 2014 for the named executive officers set forth below.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Michael J. Kasbar(1) Chairman, President and Chief Executive Officer	$6,280	$196,619
Paul H. Stebbins(1) Former Executive Chairman	689	21,588

(1)
In 2006, Messrs. Stebbins and Kasbar deferred portions of their bonuses pursuant to the provisions of their employment agreements then effective.

Potential Payments upon Termination of Employment or Change of Control

                As described in greater detail below, our agreements with each of Messrs. Stebbins, Kasbar, Birns and Clementi provide for the payment of certain compensation and benefits in the event of the termination of the executive's employment, the amount of which varies depending upon the reason for such termination.

Messrs. Stebbins and Kasbar

                On March 14, 2008, we entered into agreements with Mr. Stebbins and Mr. Kasbar (each, an "Executive") containing identical terms. On August 26, 2011, each of the agreements was amended to reflect the transition of (i) Mr. Kasbar from President and Chief Operating Officer to President and Chief Executive Officer and (ii) Mr. Stebbins from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board, effective January 1, 2012. In April 2014, Mr. Stebbins' agreement was further amended to reflect (i) the non-renewal of his employment agreement after the expiration date of the current term on January 1, 2015, and (ii) the change in Mr. Stebbins' title as a result of his stepping down as Executive Chairman of the Board, effective as of May 29, 2014. Mr. Kasbar's agreement was also amended to change his title to Chairman, President and Chief Executive Officer of the Company, effective as of May 29, 2014.

                The Kasbar agreement, as amended (the "Kasbar Agreement") provides for an annual base salary as determined by our Committee in its sole discretion, termination severance benefits, and such incentives and other compensation and amounts as the Committee may determine from time to time in its sole discretion. The Kasbar Agreement expires on December 31, 2016, unless terminated earlier, and will automatically extend for successive one-year terms unless either party provides written notice to the other at least one year prior to the expiration of the term that such party does not want to extend the term.

                The Stebbins agreement, as amended (the "Stebbins Agreement" and, together with the Kasbar Agreement, the "Agreements"), which expired on January 1, 2015, provided for an annual base salary of $750,000, which was subject to change from time to time as determined by the Committee in its sole discretion, and termination severance benefits. In addition, subject to approval of the Committee, Mr. Stebbins was eligible to receive annual equity-based awards with a grant-date value targeted at $500,000, 50% in the form of service-based RSUs and 50% in the form of performance-based RSUs.

                The following definitions apply under the Agreements:

                "cause" means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by the Executive, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of the Executive to perform his duties under the Agreements; (v) a willful and material breach by the Executive of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Agreements (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by the Executive of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

                "change of control" is deemed to have occurred if (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least 20% of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current

Board; (iv) we are liquidated or dissolved or we sell all or substantially all of our assets; (v) we enter into an agreement or our Board passes a resolution to do any of the items listed in (i)-(iv) above and the Executive's employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

                "good reason" means (i) any reduction in the annual base salary of the Executive to a level that is less than 85% of the Executive's base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us; (ii) following a change of control, our failure to provide the Executive his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by the Executive in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require the Executive to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor's agreement to perform and assume the Agreements; (v) without the express prior written consent of the Executive, assigning the Executive any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status; and (vi) a voluntary termination by the Executive for any reason within 30 days following the first anniversary of a change of control. The Stebbins Agreement, as amended effective January 1, 2012, provides that the transition from Chairman of the Board and Chief Executive Officer to Executive Chairman of the Board will not constitute good reason for Mr. Stebbins.

                Pursuant to the Agreements, we will pay and provide the following to the Executive if the following termination events occur:

                Termination by the Executive without Good Reason, by the Company for Cause or by the Company due to the Executive's Death or Disability:

                The "accrued obligations" listed below:

    •
    all accrued but unpaid base salary through the end of the term of the Agreements;

    •
    any accrued but unpaid annual cash incentive awards (referred to in this discussion and in the Agreements as a "bonus") for bonus periods ending prior to the date the Agreements terminate and, if termination is due to any reason other than termination by the Company for cause or by the Executive without good reason, a pro rata bonus for the bonus period in which the date of termination occurs (or in the case of Mr. Stebbins at any time on or following January 1, 2012, any accrued and earned but unpaid bonus with respect to the 2011 performance period);

    •
    any unpaid or unreimbursed expenses incurred in accordance with our policy;

    •
    any benefits accrued prior to, or otherwise provided after, termination of employment under our employee benefit plans, programs or arrangements in which the Executive participates;

    •
    any rights or benefits under any stock option, restricted stock, RSU, SAR or other equity award that extend beyond the term of the Agreements; and

    •
    any rights to indemnification by virtue of the Executive's position as our officer or director, whether pursuant to the terms of the Agreements, our By-Laws or otherwise, and the benefits under any directors' and officers' liability insurance policy maintained by us.

                Termination by the Executive for Good Reason, by the Company without Cause, Following a Change of Control or Non-Renewal:

    •
    the accrued obligations;

    •
    an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date;

    •
    continued health insurance coverage in effect as of the termination date for the Executive and his immediate family until the Executive is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity;

    •
    after the Executive is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to the Executive and his immediate family until the Executive turns 65 or, if earlier, the date on which neither the Executive nor his surviving spouse is living provided that (i) coverage will not be provided for any period where the Executive is eligible to receive coverage through employment or services provided to another person or entity; (ii) coverage will not be provided for any dependent over age 21 other than the Executive's spouse; and (iii) the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

    •
    a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the "restricted period" (as defined below).

                The Agreements require the Executive to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the Agreements and for two years following termination of the Executive's employment for any reason (referred to above as the "restricted period") other than a termination following a change of control not approved by our Board. The Executive is also required to cooperate with us regarding existing or future litigation or other proceedings after the term and to abide by certain non-disparagement provisions. The Executive's right to receive the foregoing payments and benefits other than the accrued obligations is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to the Company if requested to do so.

                In the event that (a) we terminate the Agreements without cause, (b) the Executive terminates for good reason or (c) the Agreements are not renewed, any portion of an outstanding equity award that is not vested on the date of termination will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In addition, if the termination is due to the Executive's death or disability, all of the Executive's outstanding equity awards will vest and become immediately exercisable. However, pursuant to the amendment to Mr. Stebbins' agreement effective January 1, 2012, with respect to performance-based awards held by Mr. Stebbins, such payout would be determined based on actual performance during such period.

                In the event of a change of control following a termination of employment for Messrs. Stebbins or Kasbar, all of such Executive's outstanding equity awards will vest immediately, unless the successor company assumes any such awards or substitutes such awards for awards with no less favorable terms, in which case, vesting of those awards will not be accelerated upon the change of control but, subject to certain conditions, will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In such case, any of Mr. Kasbar's awards that have multiple annual performance conditions will vest and/or accelerate unless their performance conditions have not yet been met, in which case, the performance conditions will be waived if doing so would not cause an award to no longer be exempt from the deduction limitations imposed by Section 162(m).

                Pursuant to the amendment to Mr. Stebbins agreement effective January 1, 2012, in the event of a change of control in which Mr. Stebbins does not become entitled to payout of his RSUs upon such change of control, any of Mr. Stebbins awards that are subject to any performance-based vesting criteria will no longer be subject to any performance-based vesting criteria (but will remain subject to service-based vesting criteria) and will be subject to full acceleration upon a qualifying termination by the Company without cause or by Mr. Stebbins for good reason.

                The Agreements provide that in the event that any amount or benefit payable under the Agreements, taken together with any amounts or benefits otherwise payable to the Executive by us or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by the Executive before such reduction.

                The Agreements also provide that any amounts that are not exempt from Section 409A of the Code ("Section 409A") will be subject to the required six-month delay in payment after termination of service if the Executive is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such delay period.

Mr. Birns

                In April 2007, we entered into an executive severance agreement with Mr. Birns, our Executive Vice President and Chief Financial Officer. The following definitions apply to Mr. Birns' executive severance agreement:

                "cause" means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the severance agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns' gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the severance agreement that cannot be cured.

                "change of control" has the meaning assigned to such term in our By-Laws.

                "good reason" means (i) the assignment to Mr. Birns of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay Mr. Birns' base salary other than a reduction or failure remedied by us; (iii) within 2 years following a change of control, any failure by us to provide Mr. Birns his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to Mr. Birns in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require Mr. Birns to be based at any office or location outside of Miami-Dade or Broward County.

                Pursuant to the executive severance agreement, we will pay and provide the following to Mr. Birns if the following termination events occur:

                Termination by the Company for Cause; Termination by Mr. Birns without Good Reason:

    •
    an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination.

    Termination Due to Death or Disability:

    •
    an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid annual cash incentive award (referred to in this discussion and in the severance agreement as a "bonus") for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

    •
    a prorated bonus for the calendar year in which the employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

                Termination by the Company without Cause; Termination by Mr. Birns for Good Reason:

    •
    an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid bonus for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

    •
    continued health insurance coverage in effect as of the termination date for Mr. Birns and his immediate family for a period of up to 18 months. Such coverage will terminate earlier if Mr. Birns becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

    •
    a severance payment in an amount equal to two times Mr. Birns' base salary as of the termination date, which will be paid in regular payroll installments over the 24-month period following termination, plus payment of a prorated bonus for the calendar year in which his employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

                We have the right to discontinue any of the payments in the preceding two bullet points, should Mr. Birns (i) fail to comply in any material respect with the confidentiality and restrictive covenant provisions of the executive severance agreement or (ii) fail to provide agreed upon post-termination services as provided for in the executive severance agreement.

                The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise payable to Mr. Birns by the Company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced to avoid any payments or benefits being nondeductible by the Company.

Mr. Clementi

                On March 14, 2008, WFS, our principal domestic operating subsidiary, entered into an employment agreement with Mr. Clementi, President of our aviation segment, effective January 1, 2008. The term of the agreement was initially scheduled to end on December 31, 2010, subject to automatic extension for successive one year terms unless either party provided written notice to the other 60 days prior to the expiration of the term that such party did not want to extend the term. On March 1, 2013, the agreement was amended to, among other things, alter the formula used to calculate Mr. Clementi's annual incentive compensation, effective January 1, 2013. On March 13, 2015, we agreed with Mr. Clementi that he would retire from his position as President of our aviation segment, effective March 16, 2015 (the "Termination Date"). In connection with his retirement, Mr. Clementi's employment agreement was terminated and he became entitled to receive those payments and benefits provided for in a termination without cause as set forth in his employment agreement and the agreements governing his outstanding equity awards.

                Pursuant to his employment agreement, for 2014, Mr. Clementi was entitled to receive an annual base salary of $500,000 and, consistent with our pay-for-performance philosophy, eligible to receive an annual cash incentive award (referred to in this discussion and the employment agreement as an "annual performance bonus") tied to the Growth in Aviation NOI as follows:

    •
    the annual performance bonus would equal a percentage of Aviation NOI minus Mr. Clementi's base salary; and

    •
    the annual performance bonus would be allocated between a cash bonus and a RSU award in certain cases.

In any year where net operating income growth of the aviation segment was negative, Mr. Clementi would not be eligible to receive an annual performance bonus.

                Mr. Clementi's base salary and annual performance bonus combined could not exceed $5,000,000 per year. Mr. Clementi was also eligible to participate in all benefits offered by the Company to its senior executives, including medical and dental insurance, short-term and long-term disability, flexible spending account, life insurance and the 401(k) profit sharing plan. For further information regarding Mr. Clementi's compensation program, please refer to the discussion beginning on page 33 above.

                The following definitions apply to Mr. Clementi's employment agreement:

                "cause" means (i) the willful, material failure by Mr. Clementi to perform his duties consistent with his position or to comply with the obligations of the employment agreement, or his willful, material failure to carry out the reasonable and lawful directions of our Board and not curing such failure; (ii) Mr. Clementi's gross negligence or willful misconduct which is harmful to WFS, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iii) use of alcohol, drugs or other similar substances during work hours, other than at a WFS sanctioned event, or at any time in a manner that adversely affects his work performance; (iv) his being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (v) a material breach of the employment agreement, Code of Conduct, Securities Trading policy or any other related corporate and personnel policies generally applicable to our executives or employees that cannot be cured.

                "change of control" has the meaning assigned to such term in the WFS By-Laws.

                "good reason" means, after a change of control has occurred (i) WFS assigns Mr. Clementi any duties inconsistent in any material respect with his position (including status, title and reporting requirements), authority, duties or responsibilities, or any other action by WFS that results in a material diminution in such position, authority, duties or responsibilities, excluding any action not taken in bad faith and which is remedied by WFS; (ii) any reduction in, or failure to pay, his base salary, other than a reduction or failure that is remedied by WFS; (iii) within two years following a change of control, WFS fails to provide his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by WFS; and (iv) WFS requires him to be based at a location outside of Miami-Dade or Broward County, Florida.

                Pursuant to the agreement, we would pay and provide the following to Mr. Clementi if the following termination events occur:

                Termination by WFS with Cause, Resignation by Mr. Clementi without Good Reason or Non-Renewal by Mr. Clementi:

    •
    all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, excluding any bonus earned for any bonus period ending on or before the date of termination if Mr. Clementi resigns without good reason or is terminated by WFS with cause.

    Termination due to Death or Disability:

    •
    all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination; and

    •
    a prorated bonus for the calendar year in which the agreement was terminated, but only if he would have earned a bonus had he remained employed by WFS for that entire calendar year.

    Termination by WFS without Cause or Non-Renewal by WFS:

    •
    all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

    •
    WFS will continue to pay Mr. Clementi his base salary then in effect for the 24 month period (12 month period for non-renewal by WFS) immediately following the date of termination;

    •
    continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA, and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA; and

    •
    a lump sum of $1,500,000 ($750,000 for non-renewal by WFS) within 5 business days of the last day of the "restricted period" (as defined below) (or, in the case of non-renewal by WFS, within 5 business days of the second anniversary of the termination date).

                Termination by WFS without Cause or by Mr. Clementi for Good Reason within two years following a Change of Control:

    •
    all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

    •
    an amount equal to the sum of (A) two times the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect plus (B) the greater of (x) the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect, and (y) the average of the annual bonuses paid by WFS for the 3 most recently completed calendar years ending on or before the date of termination (including years prior to the effective date of the agreement), such amount to be payable in 24 equal consecutive monthly installments commencing on the first monthly anniversary of the date of termination; and

    •
    continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA.

                The agreement requires Mr. Clementi to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreement and either (i) the two years following termination of employment for any reason other than expiration of the term due to WFS electing not to extend the term or (ii) one year following termination of employment as a result of WFS electing not to extend the term (referred to above as the "restricted period"). In connection with the separation agreement entered into on March 13, 2015, the restricted period was extended from two years to four years following the Termination Date. Mr. Clementi's right to receive the foregoing payments and benefits other than the accrued obligations (including any bonus earned for any bonus period ending on or before the date of termination) is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to WFS if requested to do so.

                Upon termination of Mr. Clementi's employment other than by WFS with cause, in addition to the amounts and benefits discussed above, Mr. Clementi was entitled to any rights afforded to him under any equity award agreements arising from the termination of his employment. The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise paid to Mr. Clementi by WFS or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits would be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax value received by Mr. Clementi before such reduction.

                The agreement provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service if Mr. Clementi is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such period. In addition, on May 20, 2011, the Company and Mr. Clementi amended Mr. Clementi's employment agreement in order to effect technical changes meant to comply with Section 409A.

Potential Payments upon Termination of Employment or Change of Control

                The following table shows potential payments for each of Messrs. Kasbar, Birns and Clementi under their employment agreements for various scenarios involving a change of control or termination of employment, assuming a December 31, 2014 termination date and, where applicable, using the closing price of our common stock of $46.93 (as reported on the NYSE on December 31, 2014). These tables do not reflect amounts that would be payable to Messrs. Kasbar, Birns and Clementi pursuant to benefits and awards that have already vested. As discussed earlier, Mr. Clementi agreed to retire on March 13, 2015, effective March 16, 2015 and was entitled to receive the amounts set forth for a "Termination Without Cause" on the Termination Date, less any equity awards that vested after December 31, 2014 and prior to the Termination Date.

                Mr. Stebbins is not included in the table below due to the fact that on April 11, 2014, we did not renew Mr. Stebbins' employment agreement and the current term then expired on January 1, 2015. In connection with such non-renewal Mr. Stebbins became eligible to receive certain severance payments as set forth on page 34 of this proxy statement under "Non-renewal of Employment Agreement."

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(3)	Acceleration and Continuation of Equity Awards(4)(5)		Total
Mr. Kasbar
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$1,602,887	$—		$1,602,887
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$198,621	$1,602,887	$2,901,001	(6)	$7,702,509
Change of Control(1)	$5,000,000	$198,621	$1,602,887	$2,901,001	(6)	$9,702,509
Death or Disability	$—	$—	$1,602,887	$2,901,001		$4,503,889
Mr. Birns
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$—	$—		$—
Termination by Company without Cause	$1,000,000	$49,967	$509,410	$1,058,430		$2,617,806
Termination by Executive for Good Reason(1)	$1,000,000	$49,967	$509,410	$786,564		$2,345,941
Change of Control(1)	$—	$—	$—	$1,235,168		$1,235,168
Death or Disability	$—	$—	$509,410	$1,026,590		$1,536,000
Mr. Clementi
Termination by Executive without Good Reason, by Company for Cause or Non-renewal by Executive	$—	$—	$—	$—		$—
Termination by Company without Cause(2)	$2,500,000	$46,000	$—	$4,155,417		$6,701,417
Non-renewal by Company	$1,250,000	$46,000	$—	$2,854,893		$4,150,892
Termination by Executive for Good Reason(1)	$—	$—	$—	$1,300,524		$1,300,524
Change of Control(1)	$1,492,482	$46,000	$—	$5,600,626		$7,139,108
Death or Disability	$—	$—	$—	$2,618,412		$2,618,412

(1)
Please see the discussion immediately preceding this table beginning on page 47 regarding the obligations the executive must fulfill in order to receive these payments and benefits, such as satisfying restrictive covenants for a certain period of time after the termination event before any cash severance payment is made, and our right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

(2)
Mr. Clementi agreed to retire effective as of the Termination Date and became entitled to receive those payments and benefits provided for in a "Termination by Company without Cause" above, provided, however, that prior to the Termination Date, Mr. Clementi vested in 28,082 RSUs on March 15, 2015. As discussed above, Mr. Clementi will continue to receive his monthly base salary for twenty-four months and, on the fourth anniversary of the Termination Date, a lump sum cash payment of $1,500,000 and an aggregate of 63,467 shares of common stock underlying the equity awards that remained unvested on the Termination Date, provided that he complies with the non-compete and other restrictions set forth in his employment agreement and the related separation agreement during the four-year restricted period.

(3)
The amounts in this column relate to any other cash compensation that is due to the executives such as bonus, accrued but unused paid time off and deferred compensation. The amounts in this column for Mr. Kasbar includes deferred compensation, including interest, which would be paid to him as of December 31, 2014.

(4)
The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2014, calculated by multiplying the number of accelerated awards by the difference between the conversion price and the closing price of our common stock on December 31, 2014. The amounts in this column relating to both restricted stock and performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2014, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2014.

(5)
Under the change of control scenario, we have assumed that the equity-based awards for each executive were not assumed or substituted by the successor company in order to show the full value that each executive would receive as a result of accelerating the vesting of the executive's outstanding awards upon the occurrence of a change of control. If such awards are assumed or substituted by the successor company, their vesting terms would not be accelerated.

(6)
Please see the discussion immediately preceding this table on page 47 regarding the acceleration of equity-based awards with multiple annual performance conditions under these termination scenarios.

V.             PROPOSAL NO. 2—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

                The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives' interests with those of our shareholders.
Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on an advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 26 of this proxy statement, and the compensation of our named executive officers, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our named executive officers and evaluating our executive compensation principles, policies and procedures.	Before you vote, we urge you to read the "Compensation Discussion and Analysis" section beginning on page 26 of this proxy statement for additional details on our executive compensation.

                The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

    •
    Total compensation is tied to performance.  The majority of total executive compensation is variable and delivered on a pay-for-performance basis.

    •
    Long-term equity compensation aligns executives' and shareholders' interests.  Our named executive officers receive equity awards, which generally have multi-year vesting requirements.

                This framework has resulted in compensation for our named executive officers that is commensurate with our financial results, as demonstrated by the bar graph on page 27 of this proxy statement and the related tabular quantifications and narratives.

                Accordingly, we are asking our shareholders to vote, in an advisory manner, "FOR" the adoption of the following resolution:

                "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED."

Vote Required

                The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS
DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE
COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE
DISCUSSION CONTAINED ABOVE IN THIS PROXY STATEMENT.

VI.           PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

                In accordance with its charter, the Audit Committee has selected PwC to act as our independent registered certified public accounting firm, or auditors, for fiscal year 2015.

                The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

                Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers LLP

                The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, and fees billed for other services rendered by PwC during those periods.

Services Rendered
(In thousands)

	2014	2013
Audit Fees	$4,679	$3,848
Audit-Related Fees	36	35
Tax Fees	0	3
All Other Fees	55	243

Total	$4,770	$4,129

                Audit Fees.    These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our annual report on Form 10-K, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

                Audit-Related Fees.    These amounts primarily represent fees for professional services rendered for the audit of the financial statements of our employee benefit plans.

                Tax Fees.    In the interest of auditor independence, the Audit Committee has elected to segregate tax services from audit services.

                All Other Fees.    These amounts represent fees for advisory and consulting services rendered for a review of certain Company policies and procedures. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC's independence.

Audit Committee Pre-Approval Policy

                The Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors' independence. There are two types of pre-approval under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

                The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $25,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee

                The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2014 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

                Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm's communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

                In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2014 fiscal year for filing with the SEC.

John L. Manley, Chairman
Richard A. Kassar, Member
Myles Klein, Member
J. Thomas Presby, Member

                Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR THE 2015 FISCAL YEAR

VII.         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 2, 2015, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2014; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent(2)
Holding more than 5%:
FMR, LLC(3)	9,867,026		13.7%
Clifton Park Capital Management, LLC(4)	5,742,931		8.0%
BlackRock, Inc.(5).	4,618,572		6.4%
The Vanguard Group, Inc.(6)	4,325,128		6.0%
Ruane, Cunniff & Goldfarb, Inc.(7)	4,099,001		5.7%
Named executive officers and directors:
Michael J. Kasbar	808,326	(8)	1.1%
Ira M. Birns	91,764	(9)	*
Michael S. Clementi	76,571		*
Ken Bakshi	35,782	(10)	*
Jorge L. Benitez	1,234	(11)	*
Richard A. Kassar	43,647	(12)	*
Myles Klein	38,253	(13)	*
John L. Manley	17,325	14)	*
J. Thomas Presby	42,517	(15)	*
Stephen K. Roddenberry	63,538	(16)	*
Paul H. Stebbins	380,934	(17)	*
All executive officers and directors as a group (11 persons)	1,599,891		2.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

(2)
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of April 2, 2015 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of April 2, 2015, by the difference between the closing price of $57.52 for our common stock on April 2, 2015 and the SSAR exercise price and (b) dividing such number by $57.52. The percentages shown are based on 72,180,879 shares of common stock issued and outstanding on April 2, 2015.

(3)
Based on a Schedule 13G/A, as filed with the SEC on February 13, 2015. FMR, LLC, 245 Summer Street, Boston, MA 02210, a parent holding company in accordance with Rule 13d-1(b)(ii)(G) of the Exchange Act, is the beneficial owner of 9,867,026 shares of our outstanding common stock, of which they hold sole voting power with respect to 2,534,525 shares and sole investment power with respect to all of the beneficially owned shares.

(4)
Based on a Schedule 13G, as filed with the SEC on February 13, 2015. Clifton Park Capital Management, LLC, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645, an investment company filing under Rule 13d-1(d) of the Exchange Act, are the beneficial owners of 5,742,931 shares of our outstanding common stock, of which they hold shared voting power and shared investment power with respect to all of the beneficially owned shares.

(5)
Based on a Schedule 13G/A, as filed with the SEC on February 9, 2015. BlackRock, Inc., 55 East 52nd Street, New York, NY 10022, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 4,618,572 shares of our outstanding common stock, of which they hold sole voting power with respect to 4,367,263 shares and sole investment power with respect to all of the beneficially owned shares.

(6)
Based on a Schedule 13G/A, as filed with the SEC on February 10, 2015. The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and two wholly owned subsidiaries, Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd. ("VIA"), are the beneficial owners of 4,325,128 shares of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power with respect to 49,264 shares, sole investment power with respect to 4,282,664 shares and shared investing power with respect to 42,464 shares beneficially owned.

(7)
Based on a Schedule 13G/A, as filed with the SEC on February 17, 2015. Ruane, Cunniff & Goldfarb, Inc., 9W 57th Street, Suite 5000, New York, NY 10019, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, is the beneficial owner of 4,099,001 shares of our outstanding common stock, of which they hold sole voting and sole investment power with respect to all of the shares beneficially owned.

(8)
This amount includes 12,163 shares of common stock which may be acquired on exercise of SSARs within 60 days of April 2, 2015. 1,340 of the reported shares of common stock are indirectly held by Mr. Kasbar's spouse. This amount excludes 490,000 shares of restricted stock (which represent the maximum number of shares that may be acquired by Mr. Kasbar under the 2012 Special Long-Term Incentive Award in 2017), as well as 106,603 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting. This amount also includes 203,784 shares that were pledged as collateral for a personal loan.

(9)
This amount includes 6,166 shares of common stock which may be acquired on exercise of SSARs within 60 days of April 2, 2015. This amount excludes 85,000 shares of restricted stock (which represent the maximum number of shares that may be acquired by Mr. Birns under the 2012 Special Long-Term Incentive Award in 2017), as well as 40,669 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(10)
This amount includes 35,782 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement, 29,320 shares will be delivered to Mr. Bakshi upon his departure from the Board, 1,518 will be delivered in May 2015 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(11)
This amount includes 1,234 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement, 617 shares will be delivered to Mr. Benitez in May 2015 and 617 shares will be delivered on the earlier of his departure from the Board or the third anniversary of the grant date.

(12)
This amount includes 23,141 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement, 16,679 shares will be delivered to Mr. Kassar upon his departure from the Board, 1,518 will be delivered in May 2015 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(13)
This amount includes 3,138 shares of common stock which may be acquired on exercise of SSARs within 60 days of April 2, 2015 and 23,141 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement of the RSUs, 16,679 shares will be delivered to Mr. Klein upon his departure from the Board, 1,518 will be delivered in May 2015 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date. 11,974 of the shares of common stock beneficially owned by Mr. Klein are held by a trust, for which Mr. Klein serves as trustee.

(14)
This amount includes 1,794 shares of common stock which may be acquired on exercise of SSARs within 60 days of April 2, 2015 and 8,211 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement of the RSUs, 1,749 shares will be delivered to Mr. Manley upon his departure from the Board, 1,518 will be delivered in May 2015 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(15)
This amount includes 3,138 shares of common stock which may be acquired on exercise of SSARs within 60 days of April 2, 2015 and 35,782 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement, 29,320 shares will be delivered to Mr. Presby upon his departure from the Board, 1,518 will be delivered in May 2015 and the balance of the RSUs will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(16)
This amount includes 3,138 shares of common stock which may be acquired on exercise of SSARs within 60 days of April 2, 2015 and 23,141 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement of the RSUs, 16,679 shares will be delivered to Mr. Roddenberry upon his departure from the Board, 1,518 will be delivered in May 2015 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(17)
This amount includes 1,146 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of April 2, 2015. Upon settlement, 573 shares will be delivered to Mr. Stebbins in May 2015 and 573 shares will be delivered on the earlier of his departure from the Board or the third anniversary of the grant date. 358,778 of the shares of common stock beneficially owned by Mr. Stebbins are held by a revocable trust, for which Mr. Stebbins serves as trustee.

VIII.        OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

                Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, all filings required of directors and Section 16 officers and persons who own more than 10% of our common stock in 2014 were made on a timely basis, except that Mr. Clementi inadvertently failed to timely file one Form 4.

Shareholder Proposals for the 2016 Annual Meeting

                Proposals for Inclusion in the Proxy Statement.    The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2016 annual meeting of shareholders, or the "2016 Annual Meeting," is December 15, 2015. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

                Proposals not Included in the Proxy Statement and Nominations for Director.    Shareholder proposals not included in the Company's proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in the Company's By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 29, 2016) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2016 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on February 1, 2016 and no later than the close of business on February 29, 2016. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company's By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in the Company's securities. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

                The Company's By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee's qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

                The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

List of Shareholders Entitled to Vote at the Annual Meeting

                The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

                We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board of Directors

                Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) contacting our compliance hotline at (877) 787-8742 (Toll Free Domestic) or (770) 776-5690 (Collect) or (iii) accessing www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

                We maintain an Internet website at www.wfscorp.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee, Governance Committee and Technology and Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found under the Investor Relations—Corporate Governance section of our website located at www.wfscorp.com, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

                We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2014 annual report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, through the Investor Relations—Corporate Governance section of our Internet website, located at www.wfscorp.com. A request for a copy of such report should be directed to World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary. A copy of any exhibit to the 2014 annual report on Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Electronic Delivery

                Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and annual report. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

Householding

                We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

                If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Wells Fargo Shareowner Services (in writing: P.O. Box 64874, St. Paul, MN 55164-0874, or by telephone: (800) 468-9716 or (651) 450-4064).

                If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Wells Fargo Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

WORLD FUEL SERVICES CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 29, 2015

The undersigned shareholder acknowledges receipt of the Notice of Internet Availability of Proxy Materials and hereby appoints Michael J. Kasbar and Paul H. Stebbins or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of World Fuel Services Corporation (“World Fuel”) at the annual meeting of shareholders to be held at World Fuel’s offices at 9800 Northwest 41st Street, Miami, Florida 33178 on May 29, 2015, at 8:00 a.m., Eastern Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED.  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3.  THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Please Sign on Reverse Side)

Address Changes/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the director nominees in proposal 1 and FOR proposals 2 and 3.  If no specification is made, the shares will be voted in accordance with such Board of Directors’ recommendation.

Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE
2. Approval of the non-binding, advisory vote on executive compensation.
1. Election of director nominees each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified:			FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	WITHHOLD AUTHORITY

1. Michael J. Kasbar	☐	☐	3. Ratification of the appointment of PricewaterhouseCoopers LLP as World Fuel’s independent registered public accounting firm for the 2015 fiscal year.
2. Ken Bakshi	☐	☐
3. Jorge L. Benitez	☐	☐
4. Richard A. Kassar	☐	☐
5. Myles Klein	☐	☐
6. John L. Manley	☐	☐	FOR	AGAINST	ABSTAIN
7. J. Thomas Presby	☐	☐	☐	☐	☐
8. Stephen K. Roddenberry	☐	☐
9. Paul H. Stebbins	☐	☐

Note. Such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐ WILL ATTEND

Signature	Signature	Date

Signature should agree with name printed hereon.  If stock is held in the name of more than one person, EACH joint owner should sign.  Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign.  Attorneys should submit powers of attorney.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY SUBMISSION,
 BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy submission is available through 11:59 p.m. Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To submit a proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

World Fuel’s proxy statement and annual report are available online at www.proxyvote.com.